UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.          )

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WHITE MOUNTAINS INSURANCE GROUP, LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2019

Annual General Meeting

Of Members and

Proxy Statement

White Mountains Insurance Group, Ltd. (the “Company”, “Registrant” or “WTM”) is an exempted Bermuda limited liability company whose principal businesses are conducted through its insurance subsidiaries and other affiliates.  Within this proxy statement, the term “White Mountains” is used to refer to one or more entities within the consolidated organization, as the context requires.

White Mountains is engaged in the business of making opportunistic and value-oriented acquisitions of businesses and assets in the insurance, financial services and related sectors, operating these businesses and assets through our subsidiaries and, if and when attractive exit valuations become available, disposing of these businesses and assets.

White Mountains conducts its business primarily in four areas: municipal bond insurance, specialty insurance distribution, marketing technology (for insurance and other verticals) and other operations.  White Mountains’s municipal bond insurance business is conducted through its subsidiary HG Global Ltd. and its reinsurance subsidiary HG Re Ltd. (“HG Re”), (collectively, “HG Global”).  HG Global was established to fund the startup of and provide reinsurance, through HG Re, to Build America Mutual Assurance Company (“BAM”), a mutual municipal bond insurance company.  White Mountains’s specialty insurance distribution business is conducted through its subsidiary NSM Insurance HoldCo, LLC and its subsidiaries (collectively, “NSM”).  White Mountains’s marketing technology business is conducted through its subsidiary QL Holdings LLC and its subsidiary QuoteLab, LLC (collectively “MediaAlpha”).  White Mountains’s investing activities are conducted through its investment management subsidiary, White Mountains Advisors LLC (“WM Advisors”).  White Mountains’s reportable segments are HG Global/BAM, NSM, MediaAlpha and Other Operations.  For additional information on our business segments, please refer to the Form 10-K for 2018, which can be found at www.whitemountains.com.

The 2019 Annual General Meeting will be confined to a Member vote on the proposals set forth in this Proxy Statement and on such other matters properly brought before the meeting.

WHITE MOUNTAINS INSURANCE GROUP, LTD.

NOTICE OF 2019 ANNUAL GENERAL MEETING OF MEMBERS

TO BE HELD MAY 23, 2019

April 8, 2019

Notice is hereby given that the 2019 Annual General Meeting of Members of White Mountains Insurance Group, Ltd. will be held on Thursday, May 23, 2019 at 8:00 am Atlantic Time at Rosewood Bermuda Hotel, 60 Tucker’s Point Drive, Hamilton Parish, Bermuda.  At this meeting, you will be asked to consider and vote upon the following proposals:

1)           election of three directors to Class I with a term ending in 2022 and election of one director to Class II with a term ending in 2020;

2)           approval of the advisory resolution on executive compensation;

3)           approval of the Company’s amended and restated long-term incentive plan; and

4)           approval of the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s Independent Registered Public Accounting Firm for 2019.

The Company’s audited financial statements for the year ended December 31, 2018, as approved by the Company’s Board of Directors, will be presented at this Annual General Meeting.

Members of record of common shares on the record date, Wednesday, April 3, 2019, (1) who are individuals, may attend and vote at the meeting in person or by proxy or (2) that are corporations or other entities, may have their duly authorized representative attend and vote at the meeting in person or by proxy.  A list of all Members entitled to vote at the meeting will be open for public examination during regular business hours beginning on or about April 22, 2019 at the Company’s registered office located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.

All Members are invited to attend this meeting.

By Order of the Board of Directors,

Jennifer L. Moyer
Corporate Secretary

Members are invited to complete and sign the accompanying proxy card to be returned to White Mountains Insurance Group, Ltd., Proxy Services, c/o Computershare Investor Services, P.O. Box 505008, Louisville, Kentucky 40233-9814, in the envelope provided, whether or not they expect to attend the meeting.  Members may also vote their shares by telephone or via the internet in accordance with the instructions on your proxy card.

WHITE MOUNTAINS INSURANCE GROUP, LTD.

PROXY STATEMENT

This Proxy Statement is being furnished in connection with the solicitation of proxies on behalf of the Company’s Board of Directors (the “Board”) for the 2019 Annual General Meeting of Members (the “2019 Annual Meeting”), to be held on Thursday, May 23, 2019 at Rosewood Bermuda Hotel, 60 Tucker’s Point Drive, Hamilton Parish, Bermuda.  The solicitation of proxies will be made primarily by mail, and the Proxy Statement and related proxy materials will be distributed to registered Members on or about April 22, 2019.

Holders of the Company’s common shares (“Members”), par value $1.00 per share, as of the close of business on Wednesday, April 3, 2019, the record date, are entitled to vote at the meeting.

You can ensure that your common shares are properly voted at the meeting by completing, signing, dating and returning the enclosed proxy card in the envelope provided.  Members may also vote their shares by telephone or via the internet in accordance with the instructions on your proxy card.  A Member has the right to appoint another person (who need not be a Member) to represent the Member at the meeting by completing an alternative form of proxy which can be obtained from the Corporate Secretary or by notifying the Inspectors of Election (see page 52).  Every Member entitled to vote has the right to do so either in person or by one or more persons authorized by a written proxy executed by such Member and filed with the Corporate Secretary.  Any proxy duly executed will continue in full force and effect unless revoked by the person executing it in writing or by the filing of a subsequent proxy.

Sending in a signed proxy will not affect your right to attend the meeting and vote.  If a Member attends the meeting and votes in person, his or her signed proxy is considered revoked.

IMPORTANT VOTING INFORMATION

If you hold your shares through a broker, bank or other financial institution, in order for your vote to be counted on any matter other than Proposal 4 (the ratification of the selection of PwC as the Company’s auditor for 2019), you must provide specific voting instructions to your broker, bank or financial institution by completing and returning the proxy card or following the instructions provided to you to vote your shares via telephone or the internet.  Voting deadlines vary by institution.  Please check with your broker, bank or other financial institution for the voting cut-off date for WTM.

Your Participation in Voting the Shares You Own Is Important

Voting your shares is important to ensure that you have a say in the governance of your company.  Please review the proxy materials and follow the instructions on the proxy card to vote your shares.  We hope you will exercise your rights and fully participate in your company’s future.

More Information Is Available

If you have any questions about this rule or the proxy voting process in general, please contact the broker, bank or other financial institution where you hold your shares.  The U.S. Securities and Exchange Commission (“SEC”) has information available on the internet at: https://www.investor.gov/system/files/publications/documents/english/sec-guide-to-proxy-brochures.pdf with more information about your voting rights as a shareholder.

PROPOSAL 1 - ELECTION OF THE COMPANY’S DIRECTORS

THE BOARD OF DIRECTORS

The Board is divided into three classes (each a “Class”).  Each Class serves a three-year term.

At the 2019 Annual General Meeting, Peter M. Carlson, Morgan W. Davis, and David A. Tanner are nominated to be elected to Class I with a term ending in 2022.  Lowndes A. Smith is nominated to be elected to Class II with term ending in 2020.  Of the nominees for election at the 2019 Annual General Meeting, Messrs. Davis and Smith were previously elected by Members.  Messrs. Carlson and Tanner were recommended by Mr. Rountree, the Chief Executive Officer, and approved for nomination to be elected at the 2019 Annual General Meeting by the Compensation/Nominating & Governance Committee.

The Board recommends a vote FOR Proposal 1 which calls for the election of the 2019 nominees.

The current members of the Board and terms of each Class are set forth below:

Director	Age	Director Since
Class I - Term ending in 2019
Morgan W. Davis, Chairman*	68	2006
Peter M. Carlson*	54	2019
Lowndes A. Smith**	79	2003
David A. Tanner*	60	2018
Class II - Term ending in 2020
Yves Brouillette	67	2007
G. Manning Rountree	47	2017
Class III - Term ending in 2021
Mary C. Choksi	68	2017
Philip A. Gelston	66	2018
Edith E. Holiday	67	2004

*Nominated to be elected at the 2019 Annual General Meeting to Class I with a term ending in 2022.

**Nominated to be elected at the 2019 Annual General Meeting to Class II with a term ending in 2020.

The Board is comprised of eight independent directors and the Chief Executive Officer.

The Board believes its members should have a diversity of skills and experience and be willing to devote adequate time and effort to Board responsibilities.  In evaluating director candidates, the Compensation/Nominating & Governance Committee evaluates attributes such as independence, integrity, expertise, breadth of experience, knowledge about the Company’s business and industry, and ownership interest in the Company.  Key aspects of the directors’ experiences, qualifications and skills are included in their individual biographies.

Class I – To Be Elected to a Term Ending in 2022

Morgan W. Davis has been a director of the Company since 2006 and was appointed as Chairman of the Board on March 1, 2017.  Mr. Davis formerly was a Managing Director of OneBeacon from 2001 to 2005 and served in a variety of capacities for subsidiaries of White Mountains from 1994 to 2001.  Prior to 1994, Mr. Davis had 21 years of experience in the insurance business, mostly at Fireman’s Fund Insurance Company and INA/Cigna.  Mr. Davis served as a director of OneBeacon from 2005 until September 2017.  He currently serves as a director of Compare.com (formerly Inspop USA LLC), MediaAlpha and NSM Insurance Group.  Mr. Davis served as a director of Endurance Specialty Holdings, and as a member of its Finance and Compensation Committees, from 2015 until its acquisition by SOMPO Holdings, Inc. in March 2017.  Mr. Davis has extensive executive and board-level experience gained over the course of his more than 45-year career in the property and casualty insurance industry.

Peter M. Carlson has been a director of the Company since 2019.  Mr. Carlson formerly served as Executive Vice President and Chief Operating Officer of Brighthouse Financial, a U.S. annuity and life insurance company that spun off from MetLife, from 2017 to 2018.  Prior to joining Brighthouse Financial, Mr. Carlson served as Executive Vice President and Chief Accounting Officer at MetLife from 2009 to 2017.  Prior to joining MetLife, Mr. Carlson was at Wachovia Corporation from 2002 to 2009, where he served as Executive Vice President and Corporate Controller from 2006 to 2008.  Mr. Carlson joined Wachovia after fifteen years at Arthur Andersen, where he served as an audit partner working in financial services, manufacturing, commercial services and distribution.  Mr. Carlson has extensive accounting and auditing experience gained over the course of his 30-year career in the insurance and financial services industries.

David A. Tanner has been a director of the Company since 2018.  Mr. Tanner is the Managing Director of Three Mile Capital LLC, a private investment company that was founded in 2017.  Previously, he served as the Managing Director of Arlon Group LLC, and as Executive Vice President and a member of the Management Committee of Continental Grain Company from 2006 to 2017;  Founder and Managing Principal of Quadrangle Group, LLC from 2000 to 2006;  Managing Director at Lazard Freres & Co. and Managing Principal at Lazard Capital Partners from 1998 to 2000; and Managing Director at Warburg Pincus LLC, with which he was associated from 1986 to 1997.  Mr. Tanner has served on the board of directors of numerous public and private companies and currently serves on the boards of The Coastal Companies, Wholesome Sweeteners, Inc., CiCi’s Holdings, Inc., and Northeast Bancorp.  He is also a member of the Advisory Board of Engaged Capital.  Mr. Tanner is Chairman of the Board of the New York University School of Law, Trustee of New York University, Chair Emeritus of Montefiore Medicine Academic Health System, Director of Lawyers for Children, Director of The Carroll and Milton Petrie Foundation and a member of the Council on Foreign Relations.  Mr. Tanner has extensive executive and board-level service and financial expertise gained over the course of over 30 years in the financial services industry.

Class II – To Be Elected to a Term Ending in 2020

Lowndes A. Smith has been a director of the Company since 2003.  Mr. Smith has served as Managing Partner of Whittington Gray Associates since 2001.  Mr. Smith formerly served as Vice Chairman of The Hartford Financial Services Group, Inc. (1989-2001) and President and CEO of Hartford Life Insurance Company (1989-2001).  Mr. Smith served OneBeacon as Chairman of the Board and the Compensation Committee and was a member of the Audit, Executive and Compensation Committees from 2006 until September 2017.  Mr. Smith also served as Chairman of the Board and a member of the Audit, Compensation and Executive Committees of Symetra Financial Corporation from 2007 until its February 2016 merger with Sumitomo Life Insurance Company.  Mr. Smith has more than 40 years in the insurance industry as well as broad management and financial experience.

Class II – Term Ending in 2020

Yves Brouillette has been a director of the Company since 2007.  He has been the President of Beluca Investment, Inc. since 2006.  Previously, Mr. Brouillette had been with ING since 1989, serving in many leadership positions at ING companies, including as the CEO for ING Latin America operations in Mexico, Brazil, Chile and Peru (2002-2005).  From 2004 until May 2017, Mr. Brouillette was a director of Intact Financial Corporation (formerly ING Canada), where he served on the Audit and Risk Committees, and was the Chairman of the Board (2003-2007).  Mr. Brouillette is an actuary and has over 30 years of experience in the property and casualty insurance industry in North and South America.

G. Manning Rountree was appointed as a director and Chief Executive Officer of the Company on March 1, 2017.  Previously, Mr. Rountree served as an Executive Vice President of the Company and President of White Mountains Capital, Inc. (“WM Capital”).  He joined White Mountains in 2004 and served as President of WM Advisors from March 2009 until December 2014.  Prior to joining White Mountains, Mr. Rountree was a Senior Vice President at Putnam Investments for two years.  Prior to joining Putnam Investments, Mr. Rountree spent three years with McKinsey & Company. Since 2015, Mr. Rountree has been a director and member of the Risk Management Committee of Admiral Group plc, a large car insurance provider based in the UK.

Class III – Term Ending in 2021

Mary C. Choksi has been a director of the company since 2017.  Ms. Choksi was a founding partner of Strategic Investment Group (“Strategic”), an investment management enterprise founded in 1987 which designs and implements global investment strategies for large institutional and individual investors. She served as a Senior Managing Director/Senior Advisor of Strategic until February 2017.  Ms. Choksi has served as a Director of the Avis Budget Group since 2007, where she serves on the Compensation Committee, and of the Omnicom Group since 2011, where she serves on the Audit and Compensation Committees. She is also a Director of 39 investment companies in the Franklin and Templeton series of mutual funds. Ms. Choksi was a founder and, until May 2011, a Managing Director of Emerging Markets Management LLC, which manages portfolios of emerging market equity securities, primarily for institutional investors. Prior to 1987, Ms. Choksi worked in the Pension Investment Division of the World Bank.  Ms. Choksi has extensive executive and board-level service and investment management expertise gained over the course of her 40 years in the financial services industry.

Philip A. Gelston has been a director of the company since 2018.  Mr. Gelston joined Cravath, Swaine & Moore LLP in 1978 and became a partner in 1984.  He retired from Cravath’s Corporate Department in December 2017.  He has extensive experience in mergers and acquisitions, joint ventures and general corporate counseling.  Mr. Gelston’s practice encompassed complicated negotiated transactions, hostile transactions (both offense and defense), cross border transactions, activist defense, and advising boards and senior executives, particularly on corporate governance and managing crisis situations.  Mr. Gelston also serves as a Trustee for the Friends of Bronx Preparatory Charter School.  Mr. Gelston has extensive legal and management expertise gained over the course of his 40-year career in the legal field.

Edith E. Holiday has been a director of the Company since 2004.  Ms. Holiday formerly served as Operating Trustee for TWE Holdings I and II Trusts from 2002 to 2007.  Ms. Holiday was also the President, Secretary and Treasurer of Comcast TW Holdings, Inc. from 2006 to 2007.  From 1990 to 1993 Ms. Holiday served as Assistant to the President of the United States and Secretary of the Cabinet.  From 1989 to 1990 she was General Counsel to the United States Treasury Department.  Ms. Holiday also holds directorships at Canadian National Railway Company (since 2001), where she also serves on the Audit Committee, Hess Corporation (since 1993), Santander Consumer USA (since 2016), and is a Director of 39 investment companies in the Franklin Templeton Group of Mutual Funds (since 1996).  Ms. Holiday also served as a Director of RTI International Metals Inc. (from 1999 until its sale in 2015).  Ms. Holiday has extensive board-level experience across diverse industries and significant experience with the U.S. Federal government.

CORPORATE GOVERNANCE

Corporate governance is the system by which companies are directed and controlled and involves the distribution of rights and responsibilities among the Board, management and the Company’s Members.  The Company has established Corporate Governance Guidelines that spell out its overall approach towards corporate governance.

The Company also has a Code of Business Conduct that applies to all directors, officers and employees in carrying out their responsibilities to, and on behalf of, the Company.  No waivers of the Code of Business Conduct were requested of, or granted by, the Board for any director or executive officer during 2018.

The Company’s Corporate Governance Guidelines and Code of Business Conduct are available at our website, www.whitemountains.com.  These documents are available in print, free of charge, to any Member upon request.

The Board

The day-to-day management of the Company, including preparation of financial statements and short-term and long-term strategic planning, is the responsibility of management.  The primary responsibility of the Board is to oversee and review management’s performance of these functions in order to advance the long-term interests of the Company and its Members.

In fulfilling this responsibility, directors must exercise common sense business judgment and act in what they reasonably believe to be in the best interests of the Company.  Directors are entitled to rely on the honesty and integrity of senior management and the Company’s outside advisors and auditors.  However, it is the Board’s responsibility to establish that they have a reasonable basis for such reliance by ensuring that they have a strong foundation for trusting the integrity, honesty and undivided loyalty of the senior management team upon whom they are relying and the independence and expertise of outside advisors and auditors.

Mr. Davis, an independent director, serves as Chairman of the Board.  At meetings of the Board, Mr. Davis presides over a separate session of non-management directors without Company management present.  In addition to being led by an independent Board Chair, the Board is comprised of directors that, together, are knowledgeable and experienced in the Company’s business. The Board is satisfied that the current structure provides strong oversight of the Company’s affairs.

Director Independence

The Board has determined that a majority of the Company’s current directors are independent, as defined in Section 303A of the New York Stock Exchange (“NYSE”) Listed Company Manual.  Those directors determined to be independent are Messrs. Brouillette, Carlson, Davis, Gelston, Smith and Tanner and Mmes. Choksi and Holiday.  For a director to be independent, the Board must determine that the director has no relationship with the Company (other than being a director or shareholder of the Company or its subsidiaries) or has only immaterial relationships with the Company.  The Company does not apply categorical standards as a basis for determining director independence.  Accordingly, the Board considers all relevant facts and circumstances, on a case-by-case basis, in making an independence determination.

The Board notes no current relationships (other than being directors or shareholders) with Messrs. Brouillette, Carlson, Gelston, Smith and Tanner or Mmes. Choksi and Holiday.  The Board notes a relationship with Mr. Davis, as disclosed herein under “Director Compensation”, that it concluded was immaterial and did not impair his independence.  In making its independence determinations, the Board considers all such relationships in light of NYSE standards as well as the attributes it believes should be possessed by independent-minded directors.  Those attributes include the relative impact of the transactions to the director’s personal finances, the perceived degree of dependence by the director or the Company upon the relationship or transactions continuing in the future and whether the transactions were on terms that were reasonable and competitive.

Board Meetings and Committees; Annual Meeting Attendance

During 2018, the following meetings of the Board were held: six meetings of the full Board, nine meetings of the Audit Committee, three meetings of the Compensation Committee, one meeting of the Performance Compensation Subcommittee, two meetings of the Nominating and Governance Committee, two meetings of the Compensation/Nominating & Governance Committee and four meetings of the Finance Committee.  During 2018, each director attended more than 75% of the aggregate of: (1) the total number of meetings of the Board (held during the period for which he or she has been a director); and (2) the total number of meetings held by all committees of the Board on which he or she served.  It is White Mountains practice that all directors are invited to and generally attend all Committee meetings.  In addition, each Committee Chair provides regular updates to the Board regarding Committee activities.

Directors are encouraged, but are not required, to attend annual meetings.  All of the Company’s directors were in attendance at the 2018 Annual General Meeting, which was held on May 24, 2018.

Committees of the Board

Compensation/Nominating & Governance Committee

The primary purposes of the Compensation/Nominating & Governance Committee are to (1) review and make recommendations on director compensation, (2) discharge the Board’s responsibilities relating to the compensation of executives, (3) oversee the administration of the Company’s (and, to the extent the Committee deems appropriate, the major subsidiaries of the Company) compensation plans, in particular the incentive compensation and equity-based plans, (4) prepare the annual report on executive compensation required by the rules and regulations of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement or annual report on Form 10-K, as applicable, (5) identify individuals qualified to become Board members and recommend such individuals to the Board for nomination for election to the Board, (6) make recommendations to the Board concerning committee appointments, (7) develop, recommend and annually review corporate governance guidelines applicable to the Company and oversee corporate governance matters and (8) oversee the evaluation of the Board and management.

The Compensation/Nominating & Governance Committee is currently comprised of Ms. Holiday (as Chairwoman) and Messrs. Brouillette, Davis and Gelston.  The Board has determined that each current member of the Compensation/Nominating & Governance Committee satisfies applicable NYSE requirements.

The Compensation/Nominating & Governance Committee Charter, which outlines the duties and responsibilities of the Compensation/Nominating & Governance Committee, is available at www.whitemountains.com.  The Compensation/Nominating & Governance Committee Charter is available in print, free of charge, to any Member upon request.

General Criteria and Process for Selection of Director Candidates.  In identifying and evaluating director candidates, the Compensation/Nominating & Governance Committee does not set specific criteria for directors.  Under its Charter, the Committee is responsible for determining desired Board skills and evaluating attributes such as independence, integrity, expertise, breadth of experience, knowledge about the Company’s business or industry and ownership interest in the Company.  In selecting director candidates, the Company seeks a diversity of skills and experience, but does not affirmatively seek diversity based on race, gender, or national origin.  Directors must be willing to devote adequate time and effort to Board responsibilities.  As set forth in the Company’s Corporate Governance Guidelines and its Charter, the Committee is responsible for recommending director candidates to the Board.

Consideration of Director Candidates Nominated by Members.  The Company has not adopted a specific policy regarding consideration of director candidates from Members.  Members who wish to recommend candidates for consideration by the Committee may submit their nominations in writing to the Corporate Secretary at the address provided in this Proxy Statement.  The Committee may consider such Member recommendations when it evaluates and recommends candidates to the Board for submission to Members at each annual general meeting.  In addition, Members may nominate director candidates for election without consideration by the Committee by complying with the eligibility, advance notice and other provisions of our Bye-laws as described below.

Procedures for Nominating Director Candidates.  Under the Company’s Bye-laws, nominations for the election of directors may be made by the Board or by any Member entitled to vote for the election of directors (a “Qualified Member”).  A Qualified Member may nominate persons for election as directors only if written notice of such Qualified Member’s intent to make such nomination is delivered to the Secretary not later than: (1) with respect to an election to be held at an annual general meeting, 90 days prior to the anniversary date of the immediately preceding annual general meeting or not later than 10 days after notice or public disclosure of the date of the annual general meeting is given or made available to Qualified Members, whichever date is earlier, and (2) with respect to an election to be held at a special general meeting for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to Qualified Members.  Each such notice shall set forth: (a) the name and address of the Qualified Member who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the Qualified Member is a holder of record of common shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the Qualified Member and each such candidate and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Qualified Member; (d) such other information regarding each candidate proposed by such Qualified Member as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each such candidate been nominated, or intended to be nominated, by the Board; and (e) the consent of each such candidate to serve as a director of the Company if so elected.

Performance Compensation Subcommittee

In February 2013, the Compensation Committee formed the Performance Compensation Subcommittee.  The Committee delegated to the Subcommittee review and approval of performance-based compensation in order to comply with Internal Revenue Code Section 162(m) (“Section 162(m)”).  The Performance Compensation Subcommittee is comprised of Ms. Holiday and Messrs. Brouillette and Gelston.

Audit Committee

The primary purposes of the Audit Committee are to: (1) assist with Board oversight of: the integrity of the Company’s financial statements; the qualifications and independence of the independent auditors; the performance of the internal audit function and the independent auditors; and the Company’s compliance with legal and regulatory requirements; (2) provide an avenue of communication among the independent auditors, management, the internal auditors and the Board; (3) approve certain related or affiliated person transactions and review disclosures thereof and; (4) prepare the Audit Committee Report (which appears on page 39).  In addition, with respect to risk management, the Committee discusses with management the Company’s policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps management has taken to monitor and control those exposures.  The Audit Committee also receives a report, at least annually, on company-wide risks.

The Audit Committee meets individually in private session with the Company’s Chief Financial Officer, General Counsel, General Auditor, Chief Accounting Officer, and the independent auditors at its quarterly meetings.

The Audit Committee is comprised of Messrs. Smith (as Chairman), Brouillette, Carlson, Gelston and Tanner.  The Board has determined that, of the persons on the Audit Committee, at a minimum Mr. Smith meets the requirements of being an Audit Committee Financial Expert as defined in Item 407(d) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Board has also determined that each current member of the Audit Committee satisfies applicable NYSE requirements as well as the separate independence standards set forth by the SEC.

The Audit Committee Charter, which outlines the duties and responsibilities of the Audit Committee, is available at www.whitemountains.com.  The Audit Committee Charter is available in print, free of charge, to any Member upon request.

Finance Committee

The primary purposes of the Finance Committee are to:  (1) formulate the Company’s investment policy and investment guidelines;  (2) review the performance and asset allocation of the Company’s investment portfolio on a regular basis; and (3) monitor the capital, debt, and corporate structure of the Company and, in coordination with the Audit Committee, review the adequacy of risk management, including with respect to new business opportunities outside of traditional property and casualty insurance and reinsurance.  The Finance Committee is currently comprised of Ms. Choksi (as Chairwoman) and Messrs. Rountree, Smith and Tanner.

Interlocks and Insider Participation

No member of the Compensation/Nominating & Governance Committee or the Performance Compensation Subcommittee was an employee of the Registrant during the last fiscal year or has served as an officer of the Registrant.

Risk Oversight

The Board, directly and through its Committees, plays an active role in the oversight of the Company’s risk management.  The subject of risk management is a recurring agenda item, for which the Board regularly receives reports from management on capital, investments, and operations, including the risks associated with each and the steps management is taking to manage those risks.  The Board also discusses with management the Company’s business strategy, risk appetite and appropriate levels of risk.

The Board’s committees are assigned oversight responsibility for particular areas of risk.  For example, the Audit Committee receives a report, at least annually, on company-wide risks which encompass operational, financial, legal, compliance and reputational risks, as well as climate risks and sustainability matters.  The Compensation/Nominating & Governance Committee oversees risk related to executive compensation plans and implementation.  The Finance Committee oversees the risks related to managing the Company’s investment portfolio.

Shareholder Communications

Members, employees and others interested in communicating directly with the Board, any of the Board’s Committees or any individual member of the Board should write to the addressee, c/o the Corporate Secretary, at the address presented under “Available Information” (which appears on page 53).

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Rights of Members

As of April 3, 2019, there were 3,181,199 common shares outstanding.  Members of record of common shares shall be entitled to one vote per common share, provided that if, and so long as, the votes conferred by “Controlled” common shares (as defined below) of any person constitute ten percent (10%) or more of the votes conferred by the outstanding common shares of the Company, each outstanding common share comprised in such Controlled common shares shall confer only a fraction of a vote that would otherwise be applicable according to the following formula:

[(T divided by 10)-1] divided by C

Where: “T” is the aggregate number of votes conferred by all the outstanding common shares; and “C” is the number of votes conferred by the Controlled common shares of such person.

“Controlled” common shares in reference to any person means:

(1)                  all common shares directly, indirectly, or constructively owned by such person within the meaning of Section 958 of the Internal Revenue Code of 1986, as amended, of the United States; and

(2)                  all common shares directly, indirectly, or constructively owned by any person or “group” of persons within the meaning of Section 13(d)(3) of the Exchange Act and the rules and regulations promulgated thereunder; provided that this clause (ii) shall not apply to (a) any person (or any group that includes any person) that has been exempted from the provisions of this clause or (b) any person or group that the Board, by the affirmative vote of at least seventy-five percent (75%) of the entire Board, may exempt from the provisions of this clause.

The limitations set forth above do not apply to any Member which is a “Byrne Entity” (as defined below) for any matter submitted to the vote of Members, except with respect to the election of directors.  “Byrne Entity” means any of John J. Byrne, any foundation or trust established by John J. Byrne, Patrick Byrne, and any associate or affiliate of any of them (or any group of which any of them is a part), as defined under Section 13(d) of the United States Securities Exchange Act of 1934, as amended.

If, as a result of giving effect to the foregoing provisions or otherwise, the votes conferred by the Controlled common shares of any person would otherwise represent 10% or more of the votes conferred by all the outstanding common shares, the votes conferred by the Controlled common shares of such person shall be reduced in accordance with the foregoing provisions.  Such process shall be repeated until the votes conferred by the Controlled common shares of each person represent less than 10% of the votes conferred by all common shares.

Security Ownership of Certain Beneficial Owners

To the knowledge of the Company, there was no person or entity beneficially owning more than 5% of the common shares outstanding as of April 3, 2019, except as shown below.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership		Percent of Class

The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	285,301	(a)	9.0%
Wellington Management Group, LLP 280 Congress Street, Boston, MA 02210	224,255	(b)	7.1%
Boston Partners One Beacon Street, 30th Floor, Boston, MA 02108	175,347	(c)	5.5%

(a)          Information as of December 31, 2018, based on Schedule 13G filed with the Securities and Exchange Commission on February 11, 2019, by and on behalf of The Vanguard Group.

(b)          Information as of December 31, 2018, based on Schedule 13G filed with the Securities and Exchange Commission on February 12, 2019, by and on behalf of Wellington Management Group, LLP.

(c)          Information as of December 31, 2018, based on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2019, by and on behalf of Boston Partners.

Security Ownership of Management

The following table sets forth, as of April 3, 2019, beneficial ownership of common shares by each director, the Named Executive Officers (as defined on page 17) and all other executive officers as a group:

	Amount of Ownership
Name of Beneficial Owner	Beneficially	(a)	Economically	(b)
Yves Brouillette	3,717		3,717
Reid T. Campbell	16,100		22,350
Peter M. Carlson	63		63
Mary C. Choksi	438		438
Morgan W. Davis	13,150		13,150
Philip A. Gelston	313		313
Edith E. Holiday	2,352		2,352
J. Brian Palmer	3,895		5,455
G. Manning Rountree	17,573		26,573
Robert L. Seelig	18,970		23,770
Lowndes A. Smith	2,552		2,552
David A. Tanner	688		688
All directors, Named Executive Officers and all other executive officers as a group (12 persons)	79,811		101,421

(a)          The common shares shown as beneficially owned by all directors, Named Executive Officers and all other executive officers as a group represent 2.5% of the total common shares outstanding at April 3, 2019.  No director or executive officer beneficially owned 1% or more of the total common shares outstanding at that date.  Beneficial ownership has been determined in accordance with Rule 13d-3 of the Exchange Act.

(b)          Common shares shown as economically owned include common shares beneficially owned and target unearned performance share awards, less any common shares in which the owner disclaims a pecuniary interest.

EXECUTIVE COMPENSATION

FROM OUR COMPENSATION/NOMINATING & GOVERNANCE COMMITTEE

Dear Fellow Shareholders,

As the independent Compensation/Nominating & Governance Committee (the “CNG Committee”) of White Mountains Insurance Group, one of our most important mandates is to structure our executive compensation programs to create close alignment with our shareholders’ interests, while continuing to attract and retain talented executives to execute on our Company’s strategy and create long-term value.

To that end, we regularly seek feedback from our shareholders on our compensation practices and, as appropriate, make refinements that we believe enhance our programs.  Following our 2018 Say-on-Pay vote, we met with shareholders representing approximately 50% of our ownership base, with Ms. Edith Holiday, as CNG Committee chair, personally leading discussions in meetings with shareholders representing approximately 35% of our shares outstanding.  The feedback received during these meetings was extremely valuable and helped to inform our Committee’s decisions regarding changes to our executive compensation programs and policies implemented for 2019.

2018 Compensation Program Highlights:

➢                 Base salaries were held flat for all Named Executive Officers

➢                 Annual percent-of-salary target bonus opportunities were held flat for all Named Executive Officers

➢                 Annual long-term incentive grants made to Named Executive Officers had a total grant-date fair value that was 21% lower than in 2017

➢                 Over 90% of total target 2018 CEO compensation was linked to metrics assessing Company, stock or individual performance and therefore meaningfully “at-risk”

2019 Changes in Response to Shareholder Feedback:

➢                 Introduced a 100% formulaic annual incentive program for our executive officers, with pre-established, rigorous, and quantifiable performance targets that are relevant for our firm and industry – see page 26

➢                 Established share ownership guidelines for our executive officers, set at 10x base salary for our CEO and Executive Vice Presidents, and at 3x base salary for other executive officers – see page 27

➢                 Enhanced disclosure around the Company’s proactive shareholder engagement efforts and changes made in response to feedback – see page 19

White Mountains remains in a transitional period marked by thoughtful and patient re-deployment of undeployed capital generated from sales of businesses during 2015-2017, and the CNG Committee remains committed to ensuring that our compensation programs continue to motivate long-term value creation. We believe the actions highlighted above are responsive to our shareholders’ input, and we welcome your continued feedback.

Sincerely,

The White Mountains Insurance Group Compensation/Nominating & Governance Committee

Edith E. Holiday, Chair	Yves Brouillette
Morgan W. Davis	Philip A. Gelston

April 8, 2019

Compensation Discussion and Analysis

Executive Summary

Business Overview and 2018 Performance Highlights

White Mountains is engaged in the business of making opportunistic and value-oriented acquisitions of businesses and assets in the insurance, financial services and related sectors, operating those businesses and assets through our subsidiaries and, if and when attractive exit valuations become available, divesting to realize gains on their sale. Our principal focus is to grow adjusted book value per share (“ABVPS”) because we believe that, over the long term, our share price growth will parallel our growth in ABVPS (see chart and discussion on page 22). Since our IPO, including dividends, White Mountains has delivered 14% annualized growth in ABVPS and 12% annualized growth in market value per share. Having sold off a number of significant businesses from 2015-2017, which generated $1.4 billion in transaction gains and left us with $3.1 billion of pro forma undeployed capital, we remain in a transitional period as we continue to work to thoughtfully redeploy and distribute the proceeds of those transactions. We expect our returns to continue to normalize and revenues to grow as we finish redeploying and distributing this capital.

In 2018, we redeployed $330 million primarily in connection with NSM Insurance, and we returned $519 million to our shareholders through share repurchases, ending the year with undeployed capital of $1.2 billion. In addition, in early 2019, our subsidiary MediaAlpha completed its sale of a significant minority stake and recapitalization, which generated $85 million of proceeds for us and recognized the significant value we have created in the business to date. Consistent with prior practice, the CNG Committee considered this to be a 2018 event for compensation purposes as much of the work relating to the transaction was done in 2018 and it closed before the February compensation meeting where targets for 2019 were established.

2018 generally was a tough year for insurance and financial benchmarks. Including the effect of the MediaAlpha transaction, we grew ABVPS and compensation value per share (“CVPS”) by 3.2% and 2.9%, respectively, outperforming those benchmarks. For the 2016-2018 performance cycle, the average annual growth in ABVPS and CVPS was 6.7% and 5.6%, respectively.

2018 Performance Highlights
$330 million of capital deployments	3.2% growth in ABVPS (incl. the MediaAlpha transaction)	$519 million of share repurchases

Shareholder Engagement and Say on Pay Response

Following the advisory Say-on-Pay vote result at our 2018 annual general meeting, we conducted a comprehensive review of our executive compensation programs and engaged in an extensive shareholder outreach effort to ensure feedback was appropriately represented in the review of our compensation programs. A summary of these efforts, feedback received and responsiveness is below:

The Right Compensation Peer Group

As described in more detail below, the CNG Committee refers to a peer group as part of its evaluation of the Company’s compensation practices.  Importantly, we do not use this peer group to benchmark compensation.  Rather, we evaluate the executive compensation programs of these peers in terms of structure and variability of payouts in good and poor performance scenarios. We seek to structure our compensation program to be more variable than most other insurance and reinsurance peers.  The CNG Committee believes that our compensation structures closely align the financial interests of management with those of our shareholders and encourage appropriate, but not excessive, risk taking.

We have made meaningful progress in redeploying and distributing the proceeds from our sale transactions in 2015-2017.  However, as we continue to have over $1 billion of undeployed capital, our returns are not comparable to peers who are fully deployed, and pay level benchmarking comparisons to any peer group, including our own, are not meaningful at this time. The CNG Committee regularly evaluates the continuing appropriateness of our peer group and will revisit our peer group as we continue to redeploy capital. See page 20 for further details on our 2018 peer group.

Compensation Program Aligned with Company Performance

In assessing the design of our executive compensation program, we value input from our shareholders and incorporate their feedback into our assessment. The current design of our compensation program consists of three primary elements: base salary, annual incentive bonus and long-term incentive compensation. Each element is structured with the primary goal of maximizing shareholder value over long periods of time. Highlights of our 2018 compensation program, along with a preview of certain 2019 features are as follows:

Elements and Structure

Highlights

Base Salary

(see page 23)

- Fixed cash compensation appropriate to the role and responsibilities
- **Limited to a maximum of $500,000,** which is generally below market

> 2018 salaries for each NEO remained unchanged from 2017 levels

Annual Incentive Bonus

(see page 23)

- Variable, performance-based compensation paid in cash
- Incentivizes and rewards company-wide and individual performance
- Target bonuses are set at 75% of salary for all NEOs
- 2018 bonus program is based on the Board's evaluation of the Company's performance, including but not limited to: (i) growth in ABVPS and CVPS and (ii) progress in capital redeployment and distributions

> In response to shareholder feedback, the CNG Committee put in place a **100% formulaic annual incentive program for 2019 for executive officers**

Long-Term Incentive

(see page 24)

- Rewards long-term value creation and aligns executives' interests with shareholders
- Retention tool that balances incentives to redeploy capital aggressively and to remain patient for good opportunities
- 50% performance shares: three-year performance period; 0% - 200% of target
  - Based on annualized growth in CVPS
  - 2% - 6% - 10% annual growth at threshold/target/maximum for 2018-2020
- 50% restricted shares subject to three-year cliff-vesting

We believe that the goal of maximizing shareholder value over long periods of time is best pursued by utilizing a pay-for-performance program that closely aligns the financial interest of management with those of our shareholders while rewarding appropriate risk taking. We accomplish this by emphasizing variable long-term compensation, the value of which is tied to performance over a number of years rather than fixed entitlements. To illustrate, 86% of our CEO’s 2018 target total direct compensation was linked to long-term incentives, while only 8% was made up of base salary, and 6% linked to target annual cash bonus opportunity.

Chief Executive Officer:

Other NEOs:

Named Executive Officers

In this CD&A, we review the philosophy of White Mountains’s executive compensation program, the compensation process, the program’s elements, and the 2018 and 2019 compensation decisions for our named executive officers:

2018 Named Executive Officers
G. Manning Rountree	Chief Executive Officer
Reid T. Campbell	Executive Vice President & Chief Financial Officer
Robert L. Seelig	Executive Vice President & General Counsel
J. Brian Palmer	Managing Director and Chief Accounting Officer

Unless otherwise noted, the term named executive officers (or “NEOs”) refers to the group of the four individuals listed in above table, the term “CEO” refers to Mr. Rountree, the term “CFO” refers to Mr. Campbell, and the term “CNG Committee” refers to the Compensation/Nominating & Governance Committee of the Board of Directors of White Mountains.

Business Overview, Significant Transactions in 2015-2017 and Performance Highlights

White Mountains is engaged in the business of making opportunistic and value-oriented acquisitions of businesses and assets in the insurance, financial services and related sectors, operating these businesses and assets through our subsidiaries and, if and when attractive exit valuations become available, divesting to realize gains on the sale of these businesses and assets.

•                 From 2015-2017, White Mountains sold a number of its businesses—Sirius, Symetra, Tranzact and OneBeacon—as buyers made compelling offers that resulted in roughly $1.4 billion of transaction gains and drove strong growth in ABVPS.

•                 In 2015, White Mountains agreed to sell its reinsurance business, Sirius, for approximately $2.6 billion.  The transaction closed in 2016, and White Mountains recorded a total after-tax gain on the sale of $477 million. Over White Mountains’s 20-year history with its reinsurance business, we produced an after-tax IRR of 11%.

•                 Also in 2015, Symetra agreed to be sold to Sumitomo Life for $3.8 billion.  White Mountains owned 18% of Symetra and recorded a total after-tax gain relating to the sale of $270 million and generated a 15% after-tax IRR over its 11-year ownership period.

•                 In 2016, White Mountains sold Tranzact after a 20-month hold generating an $82 million after-tax gain and a 35% after-tax IRR.

•                 In 2017, OneBeacon agreed to be acquired by Intact Financial for $1.7 billion, or 1.7x book value.  In exchange for our 76% stake, we received cash proceeds of about $1.3 billion and recorded an after-tax gain of $555 million.  Over the 16 years from acquisition to sale, White Mountains’s return on the OneBeacon investment was a 14% after-tax IRR.

As a result of these sales, the Company is in a transitional period as management works to intelligently redeploy and distribute the transaction proceeds.  As of May 2017, on a pro forma basis for the OneBeacon sale, the Company had undeployed capital of $3.1 billion on a capital base of $4.2 billion.  In addition, after the sales, the Company generated much lower revenues than before the sales, and the high level of undeployed capital implied a low single digit go-forward rate of growth in ABVPS. As undeployed capital continues to be deployed or distributed, we expect returns to normalize and revenues to grow.

In 2018, we continued to make good progress redeploying and distributing the proceeds.  We deployed $330 million in 2018 and returned $519 million to shareholders through share repurchases.  As of December 31, 2018, undeployed capital was down to $1.2 billion. In 2018, including the effect of the early 2019 MediaAlpha transaction, which the CNG Committee determined to be a 2018 event for compensation purposes as much of the work relating to the transaction was done in 2018 and it closed before the February compensation meeting where targets for 2019 were established, ABVPS and CVPS grew by 3.2% and 2.9%, respectively.  While these results fell short of our expectations going into the year, they generally outperformed insurance and financial benchmarks in a tough year for financial markets.  In addition, for the 2016-2018 performance cycle, the average annual growth in ABVPS and CVPS was 6.7% and 5.6%, respectively.

WTM 2018 RETURNS IN CONTEXT
Returns	ABVPS	Returns	MVPS

White Mountains [1]	3.2%	WTM	0.9%

Dowling & Partners Composite TVC [2]	-2.3%	Dowling & Partners Composite [3]	-1.7%

		S&P 500	-4.4%

		Business Insurance Index	-6.1%

		S&P Financials	-13.0%

[1] Adjusted as if the MediaAlpha transaction had closed on December 31, 2018.

[2] Total Value Creation (TBV plus dividends) composite for 53 publicly-traded underwriters reported by Dowling & Partners.

[3] Composite performance for 59 publicly-traded underwriters and brokers reported by Dowling & Partners.

The Company remains focused on economics and creating shareholder value, while targeting redeployment in its areas of expertise: primarily insurance, broader financial services and adjacent sectors.  The Company remains value-oriented, opportunistic and highly flexible.

Shareholder Engagement and 2019 Compensation Program Changes

Following our 2018 annual general meeting, where our advisory vote on executive compensation received 64% shareholder support, our CNG Committee, in conjunction with the Board of Directors, undertook a review of our executive compensation programs and conducted extensive shareholder outreach to ensure feedback was appropriately represented in the review.  This was part of a continuing effort to engage with our shareholders, and followed our prior engagement meetings earlier in 2018, as well as in 2017.

Our late 2018 shareholder outreach efforts, led by the Board and senior management, often included our CNG Committee chair, Ms. Edith Holiday, leading the discussion and providing a direct line of communication between the Board and our shareholders.  In late 2018, we reached out to our largest institutional owners representing 77% of our outstanding shares and engaged in 20 meetings with investors representing approximately 50% of our shares outstanding.  Ms. Holiday personally led discussions in ten meetings with shareholders representing approximately 35% of our shares outstanding.  Shareholder feedback received from these meetings, as well as from our meetings earlier in 2018, was shared with the entire Board and helped inform the CNG Committee’s thinking about how it could refine our compensation programs for 2019 to continue to motivate and reward our executive officers for strong performance in executing our strategic transformation, while also taking into account shareholders’ views on the structure of our compensation programs.

The main topics in our engagement meetings were our current business strategy, executive compensation practices, and peer group selection methodology.  The most common feedback we heard was that (i) investors overwhelmingly support WTM’s efforts to be patient in the capital redeployment process and have confidence in the Company’s management and Board to successfully execute on that strategy and (ii) our compensation programs, metrics utilized, and peer group selection process are thoughtful and properly aligned with shareholder interests.  While a majority of our owners supported our pay program and practices, some provided constructive feedback on areas where we could refine our practices.  A few common themes arose from these conversations, which the CNG Committee took action on to ensure we were responsive to shareholders’ views and to further refine our compensation programs.  The following summarizes the 2019 program changes approved by the CNG Committee to address this feedback:

➢                 Introduced a 100% formulaic annual incentive program for our executive officers, with pre-established, rigorous, and quantifiable performance targets that are relevant for our firm and industry – see page 26 for additional detail

➢                 Established share ownership guidelines for our executive officers, set at 10x base salary for our CEO and Executive Vice Presidents, and at 3x base salary for other executive officers – see page 27 for additional detail

The Company’s management and Board is committed to continuing its extensive shareholder outreach program in order to regularly monitor shareholder views and trends with respect to its compensation and governance programs and consider refinements as necessary.

Compensation Philosophy

Our executive compensation policies are designed with the primary goal of maximizing shareholder value over long periods of time.  We believe that this goal is best pursued by utilizing a pay-for-performance program that closely aligns the financial interests of management with those of our shareholders while rewarding appropriate risk taking.  We accomplish this by emphasizing variable long-term compensation, the value of which is tied to performance over a number of years rather than fixed entitlements (such as base salary, pensions, and employee benefits).  To that end, the CNG Committee has established base salaries and target annual bonuses for our executives that tend to be lower than those paid by comparable property and casualty insurers and reinsurers, while granting the bulk of an executive’s target compensation as long-term incentive compensation.  To illustrate, 86% of our CEO’s 2018 target total direct compensation was linked to long-term incentives, while only 8% was made up of base salary and 6% was target annual cash bonus opportunity.

The following principles guide and inform the CNG Committee’s efforts to deliver a highly effective executive compensation program that drives shareholder value and fosters the attraction and motivation of key talent:

Manage for the Long-Term The Board manages for the long-term and makes pay decisions with the primary goal of maximizing shareholder value over long periods of time	Alignment with Shareholders Compensation is directly linked to performance and is aligned with shareholders by having a majority of NEO pay at risk in both short- and long-term incentives

Extensive Shareholder Engagement We engage directly with our shareholders, and our Board carefully reviews shareholder feedback as it considers refinements to our compensation and governance practices	Share Ownership Guidelines Executives are required to meet and maintain significant share ownership requirements: 10x base salary for our CEO and EVPs, and 3x base salary for other executive officers.

Compensation Setting Process

The CNG Committee is responsible for approving our compensation programs for executive officers, and it specifically approves all compensation for our executive officers and for any employee with target annual compensation in excess of $1.5 million.  Our CEO annually presents to the CNG Committee his evaluation of our executives, their individual performance, achievements, and the contributions they made to the Company’s accomplishments over the past year, as well as over the most recent long-term incentive plan cycle.  In connection with this evaluation, the CEO recommends to the CNG Committee appropriate compensation amounts for these executives.  The CNG Committee assesses the performance, responsibilities, and contributions of the CEO, considers CEO succession plans, and sets the compensation of the CEO.

With the exception of significant promotions and new hires, compensation matters are usually addressed at the first meeting of the CNG Committee each year (typically late February), following the availability of financial results for the prior year and the current year’s financial plan.  This allows us to determine the results of prior period grants and to set targets for the current year and newest long-term performance cycle.  Performance cycles for long-term compensation typically run for three years beginning on January 1st of the year of grant.

Compensation Peer Group

When making new long-term incentive grants, the CNG Committee assesses the impact of different performance scenarios on potential realizable compensation.  Further, in order to test our beliefs about the structure and variability of the awards we make, the CNG Committee annually reviews and considers a systematic analysis of the public compensation disclosures made by other property and casualty insurers and reinsurers that the CNG Committee considers to be peers.

Importantly, our compensation peer group is not used for benchmarking purposes, but rather to analyze whether our compensation programs are appropriately structured and to ensure they are more variable than most other insurance and reinsurance peers.  We are going through a transitional period of redeploying substantial proceeds from the 2015-2017 value-generating transactions, and as such our returns from our year-end ~60%-deployed capital will not be comparable to peers who are fully deployed.  Therefore, pay level benchmarking comparisons to any peer group, including our own, is not meaningful at this time.

The companies included in the analysis presented to the CNG Committee prior to it making compensation decisions in 2018 were:

2018 Peer Group

•	Alleghany Corporation	•	CNA Financial
•	Arch Capital Group	•	Everest Re Group
•	Argo Group	•	Markel Corp
•	Aspen Insurance Holdings	•	RenaissanceRe Holdings
•	Axis Capital	•	Selective Insurance Group
•	Cincinnati Financial	•	W.R. Berkley

The Company uses this group of companies as it reflects traditional competitors of White Mountains.  The CNG Committee regularly evaluates the continuing appropriateness of this group.  Even though the 2015-2017 sales transactions temporarily lowered our go-forward revenues and near-term growth in ABVPS expectations, our strategy remains intact as we look to invest our undeployed capital.  Therefore, the CNG Committee believes this group currently remains appropriate for the Company’s competitive analysis, as a temporary reduction in revenues following significantly value-generating asset sales is not an appropriate catalyst for what would be an interim peer group change at this time.

The CNG Committee concluded that the peer analysis supported its view that the Company’s compensation programs are more variable than most other insurance and reinsurance peers, have fewer fixed elements of compensation and perquisites, and do not lead to significant rewards for poor performance.  The CNG Committee believes that the compensation structures that have been developed for the Company closely align the financial interests of management with those of our shareholders and encourage appropriate, but not excessive, risk taking.

Compensation Best Practices

We maintain a number of compensation governance best practices which support our overarching compensation philosophy and are fully aligned with our compensation principles, as discussed in the following section. Our compensation practices also align with input we have received from shareholders.

Key Compensation Highlights
What We Do	What We Do Not Do

✓            Commitment to pay for performance as evidenced by having 92% of total target 2018 CEO compensation linked to company, stock or individual performance and, therefore, meaningfully “at-risk”

✓            Half of annual LTI delivered in performance-based equity, with a three-year measurement period

✓            100% formulaic annual incentive program in effect beginning in 2019

✓            Clawback policy for annual and long-term incentive plans

✓            Double-trigger change-in-control provisions

✓            Annual Say-On-Pay vote

✓            Share ownership guidelines for executive officers

✗              No hedging of Company securities

✗              No executive pensions

✗              No single-trigger vesting of equity-based awards upon change-in-control

✗              No excise tax gross-ups upon change-in-control

✗              No dividends on unvested performance shares

✗              No employment agreements with executive officers

✗              No excessive perquisites or benefits

Superior Track Record and the Alignment of Growth in ABVPS and Market Value Per Share

Since our IPO, we have delivered 14% annualized growth in ABVPS and 12% annualized growth in market value per share to our shareholders.  Importantly, as seen in the chart below, ABVPS and market value per share have moved in tandem over the last thirty years, despite short-term fluctuations.  This is a core reasoning behind the CNG Committee’s selection of incentive plan performance metrics that relate to growth in book value per share.

Compensation for 2018

The principal elements of compensation for our executives in 2018 - base salary, annual incentive bonuses and long-term incentive compensation - are discussed below.

2018 Target Annual Direct Compensation Mix

CEO	Average of NEOs (excl CEO)

1.            Base Salary

As discussed above under “Compensation Philosophy”, the Company’s compensation program emphasizes variable long-term incentive compensation, rather than fixed entitlements.  Accordingly, we pay our executive officers salaries that we believe to be below market.  In 2008, we limited base salaries to a maximum of $500,000.  Each of our Named Executive Officers currently receives a salary of $500,000, other than Mr. Palmer who receives a salary of $400,000.

The salaries of our NEOs were not increased in 2018, and they are also kept flat for 2019:

	Base Salaries
Executive	2017	2018	2019
G. Manning Rountree	$500,000	$500,000	$500,000
Reid T. Campbell	$500,000	$500,000	$500,000
Robert L. Seelig	$500,000	$500,000	$500,000
J. Brian Palmer	$390,385	$400,000	$400,000

2.            Annual Incentive Bonuses

We provide annual bonus opportunities to our executive officers, which make up a small percentage of each NEO’s target total annual compensation – 6% for our CEO, and 11% on average for the other NEOs in 2018 – as the bulk of our executive officers’ compensation opportunity is tied to long-term incentives.  Each Named Executive Officer participates in the annual bonus pool applicable to the parent holding companies.  For 2018, the target bonus pool was $4.6 million for 38 employees. The awarded bonus pool size can range from 0% to 200% of target, depending upon performance.  For 2018, individual bonuses could vary widely around the pool average based on individual performance and without a cap (other than the size of the pool) applied to any single individual.

For the Named Executive Officers, the annual incentive bonus is designed to reward company-wide performance and the individual NEO’s contributions to those results.  The CNG Committee did not set a quantitative target in 2018 and instead established the size of the awarded pool based on a qualitative assessment of the Company’s performance during the year based on its judgment.  In response to valuable shareholder feedback received following our 2018 annual general meeting, the CNG Committee has made the 2019 annual incentive program for our executive officers entirely formulaic, which is further discussed on page 26.

For 2018, the Named Executive Officers had target annual bonuses of 75% of salary, which was unchanged from the prior year and is continued into 2019.  Based on the Company’s performance in 2018, the CNG Committee awarded the NEOs with bonuses of 92% of target, on average (ranging from 67% to 100% of target, as per table below).  Among the items considered by the CNG Committee in funding the bonus pool were:

➢                 The Company’s 3.2% growth in ABVPS and 2.9% growth in CVPS, which generally outperformed relative to insurance and financial benchmarks

➢                 Substantial progress against our strategic priorities, chiefly capital distributions and redeployment.  For the full year 2018, we distributed $523 million of capital and deployed $330 million.  Since 2017, this brings our total distributions to $1.3 billion and deployments to $0.7 billion, for a total of $2.0 billion.  Undeployed capital ended the year at $1.2 billion.

	2018 Annual Bonus Decisions
Executive	Target Bonus	Earned Bonus	% of Target
G. Manning Rountree	$375,000	$375,000	100%
Reid T. Campbell	$375,000	$375,000	100%
Robert L. Seelig	$375,000	$250,000	67%
J. Brian Palmer	$300,000	$300,000	100%

3.            Long-Term Incentive Compensation

Long-term equity awards generally consist of an equal mix of performance shares and restricted shares, rewarding long-term value creation and aligning executives’ interests with shareholders.  Restricted shares are subject to a three-year cliff-vesting provision, instead of annual vesting, in order to promote retention that balances incentives to re-deploy capital aggressively and to remain patient for good opportunities.  The number of WTM common shares earned from a grant of performance shares can range from 0%-200% of target, depending on performance on after-tax annual growth in CVPS over the three-year performance cycle (which is defined by the CNG Committee as the average of growth in ABVPS and growth in “intrinsic business value per share”, which is the ABVPS including franchise value and certain other adjustments).

The CNG Committee selected performance metrics that relate to growth in book value per share because it continues to believe these metrics are the best for valuing insurance and reinsurance companies and ultimately drive growth in our share price for our shareholders.  The market value of our shares is not included as a direct measure of performance, but it determines the ultimate value of earned performance and restricted share awards.

From year-to-year when we make new long-term incentive grants, we typically adjust the target number of shares granted to individual employees to reflect the change in CVPS during the prior year, rather than focusing on changes in market values.  This is consistent with our view that the change in book value per share and related metrics provides a better view of the change in value of the Company than metrics reflecting short-term market price fluctuations.  In addition, we generally limit total annual share grants to employees to equal to or less than 1% of the Company’s outstanding shares.  For each of the 2017-2019, 2018-2020, and 2019-2021 cycles, we adhered to this guideline.

New Grants in 2018:  For the CEO and each of our other NEOs, the annual 2018 long-term incentive awards were allocated 50% as performance shares and 50% as restricted shares, consistent with prior years.  The restricted shares are subject to a three-year cliff vesting provision based on continuous service, in order to promote retention of key executive talent.  The performance shares will vest in a range of 0% - 200% of target, following a three-year performance period.

For the 2018-2020 performance period, the CNG Committee established a target of 6% annual growth in CVPS as the performance target that would result in the payout of 100% of the target performance shares.  There would be no payout for annual growth of 2% or less, and annual growth of 10% or more would be required for a payout of 200%.  Importantly, each of the threshold, target, and maximum goals for the 2018-2020 performance cycle (2% - 6% - 10%) were set higher than the previous 2017-2019 cycle (1% - 5% - 9%), which in turn were set higher than the previous 2016-2018 cycle (0% - 4% - 8%).  In setting this performance scale, the CNG Committee took account of the level of deployed and undeployed capital (and the expected run rate returns thereon) and made assumptions regarding the timing and magnitude of future redeployment and distributions of undeployed capital.  As further described below, a primary goal of the CNG Committee was to set a performance target that would incentivize management to redeploy capital thoughtfully.

Further, the total grant-date fair value of the 2018 long-term incentive grants to our NEOs was 21% lower than in 2017.  A detailed breakdown of the fiscal 2018 grants are included in the table below:

	2018 Long-Term Incentive Grants						2018 vs. 2017 Grants

	Grant Date	Restricted Shares		Performance Shares		Total 2018 LTI Grant Value	Total 2017 LTI Grant Value	2018 vs. 2017 Grant Value (%)
Executive		# Shares	Grant Value	# Shares	Grant Value
G. Manning Rountree	3/1/2018	3,200	$ 2,593,024	3,200	$ 2,593,024	$ 5,186,048	$ 5,492,600	(6%)
Reid T. Campbell	3/1/2018	2,000	$ 1,620,640	2,000	$ 1,620,640	$ 3,241,280	$ 5,099,255	(36%)
Robert L. Seelig	3/1/2018	1,800	$ 1,458,576	1,800	$ 1,458,576	$ 2,917,152	$ 3,788,000	(23%)
J. Brian Palmer	3/1/2018	500	$ 405,160	500	$ 405,160	$ 810,320	$ 1,060,640	(24%)

In determining the amount of new long-term incentive compensation grants for 2018 for our named executive officers, the CNG Committee assessed each executive’s scope of authority and ability to impact the success of the Company.  Based on the CNG Committee’s general experience and the recommendation of the CEO, for NEOs other than himself, the CNG Committee established a grant level that it believed was appropriate to reflect each such executive’s expected contribution to the Company over the next performance cycle.

Payout of 2016-2018 Performance Cycle:  For the 2016-2018 performance cycle, long-term incentives were granted to the NEOs as follows: 50% as performance shares and 50% as restricted shares.  For the performance shares, which matured at the end of 2018, 4% annual growth in CVPS was the performance target for a payout of 100% of the target performance shares.  Annual growth of 0% or less would have resulted in no payout and annual growth of 8% or more would have resulted in a payout of 200%. When the Performance Compensation Subcommittee (the “Subcommittee”), which is responsible for the review and approval of the payout of performance-based compensation, originally set the target for the 2016-2018 performance cycle, it had taken account of the substantial amount of undeployed capital that had been generated by the sales of Sirius and Symetra at the beginning of the performance cycle and the impact that it would have on the Company’s ability to generate growth in book value per share during the period. At its meeting in February 2019, based on an average annual growth in CVPS of 5.6%, the Subcommittee confirmed that the payout that was earned was 139% of target.

2016-2018 Performance Share Cycle
Executive	Target Shares	Performance Scale (min / target / max)	Actual Annual Performance	Payout %	Shares Earned
G. Manning Rountree	3,000	0% - 4% - 8%	5.6%	139%	4,170
Reid T. Campbell	2,250	0% - 4% - 8%	5.6%	139%	3,128
Robert L. Seelig	2,000	0% - 4% - 8%	5.6%	139%	2,780
J. Brian Palmer	560	0% - 4% - 8%	5.6%	139%	778

2019 Compensation Actions

Target total cash compensation opportunities remain unchanged from 2018.  At its February 2019 meeting, the CNG Committee decided to keep the NEOs’ 2019 base salaries and percent-of-salary target bonus opportunities at the same levels as in 2018.  This further supports the CNG Committee’s long-standing philosophy of linking a vast majority of executives’ compensation to long-term incentives in order to align their interests with those of our shareholders, as opposed to awarding high levels of fixed or variable annual cash compensation.

2019 Long-term Incentive Grants.  In February 2019, the CNG Committee made new long-term incentive grants to the Named Executive Officers based on the same factors described above with respect to grants made in 2018, allocated 50% as performance shares and 50% as restricted shares.  With respect to grants made to all employees of the Company, the CNG Committee granted 31,200 target shares for the 2019-2021 performance cycle.  In total, the WTM performance share and restricted share grants made to all employees of the Company for the 2019-2021 performance cycle totaled approximately 1.0% of the then outstanding shares, within the CNG Committee’s 1% guideline discussed above.

With approximately $1.2 billion of undeployed capital at year-end 2018, deploying capital intelligently remains the key job for the Company’s management team.  Taking account of the level of deployed and undeployed capital (and current expected run rate returns thereon) and reasonable assumptions regarding the timing and magnitude of future redeployment and distributions of undeployed capital, the CNG Committee determined that 7% annual growth in CVPS is an appropriately challenging target for a payout of 100% of the target shares for the 2019-2021 performance cycle.  Annual growth of 2% or less would result in no payout of 0%, and annual growth of 12% or more would be required for a payout of 200%.  As seen in the table below, the performance target goals associated with our performance shares have been increased each cycle for the past four grant cycles.

Performance Cycle	Target Shares Granted	% Change from Prior Year	Performance Target (min / target / max)
2016 - 2018	45,460	(23%)	0% - 4% - 8%
2017 - 2019	35,275	(22%)	1% - 5% - 9%
2018 - 2020	26,900	(24%)	2% - 6% - 10%
2019 - 2021	31,200	16%	2% - 7% - 12%

The CNG Committee believes this target and scale properly balance the competing incentives (i) to deploy or distribute undeployed capital aggressively and (ii) to remain patient for good opportunities.  This target is an increase of 1 point from the target for the previous cycle.  The CNG Committee expects targets for future performance share cycles to continue to increase as the level of undeployed capital normalizes over time.

New Annual Bonus Program.  Following the 2018 annual general meeting, the Company’s management team, along with CNG Committee chair Edith Holiday, who participated in a significant portion of the meetings, engaged with shareholders representing approximately 50% of our outstanding shares.  Based on those discussions and as a direct response to feedback, the CNG Committee has introduced a 100% formulaic annual incentive program for our executive officers, with pre-established, rigorous, quantifiable performance targets relevant for our firm and industry.

In effect beginning with 2019, the annual bonus program for executive officers will be an entirely quantitative annual bonus program, with the level of payout determined by reference to the Company’s growth in CVPS.  In choosing this metric for the annual bonus program, the CNG Committee considered a number of other metrics but concluded that no other metric is as pertinent to our business as CVPS.  CVPS is the metric that the Board and the management team focus on because it is linked to growth in book value per share metrics, which we believe is what ultimately drives growth in our share price for our shareholders.  Bonuses will be earned ranging from 0% to 200%, according to the same harvest scale applicable to the 2019-2021 performance share cycle, as discussed above (2% - 7% - 12%).

For our executive officers, the CNG Committee will maintain the discretion to decrease the individual annual bonus payouts after the quantitative formula has been finalized, however it will not have discretion to increase payouts.  Our executive officers, at most, will receive the quantitative result.

Share Ownership Guidelines for Executive Officers.  Also in response to shareholder feedback, the CNG Committee established share ownership guidelines for our executive officers.  According to the guidelines in effect for fiscal 2019, our CEO and EVPs are required to hold Company shares with a value of 10x salary, while other executive officers are required to hold Company shares with a value of 3x salary.  Shares received upon vesting must be held until the executive is in compliance with the guideline.  Unvested restricted shares will count toward satisfaction of the guideline, while unvested performance shares will not count.

Clawback Policy

The Company has adopted a clawback policy applicable to bonuses and long-term incentive awards.  If the Company restates any financial statement included in an SEC filing as a result of an employee’s misconduct, the Board may, without prejudice to any other remedies available to the Company, seek reimbursement of any bonus or long-term incentive award received by such person that relates in whole or in part to any period for which such financial statements were restated.  If the misconduct involved fraud, then in addition to other actions the Board will mandatorily seek such reimbursement.

Other Elements of Compensation

Retirement Benefits

We have no active U.S. defined benefit pension plans.  Benefit accruals under all our U.S. qualified defined benefit pension plans and all our U.S. supplemental defined benefit pension plans were frozen for all employees in 2002.

Our Named Executive Officers who are not employees of Bermuda-domiciled entities may participate in our voluntary non-qualified deferred compensation plans whereby they may defer all or a portion of their compensation.  Investment options in these plans are those available in our 401(k) plans, including White Mountains common shares.  None of the investment options offered under these plans provides an above-market rate of interest.

Our employees may participate in our qualified 401(k) plans and eligible employees can participate in a qualified employee stock ownership plan.  We do not provide supplemental retirement benefits to any employees in connection with these plans.

Perquisites

We review the perquisites that our senior management receives.  The primary perquisites include housing allowances in special circumstances and personal use of corporate aircraft.

We allow our Named Executive Officers to use our corporate aircraft from time to time for personal reasons.  The aggregate incremental cost to the Company is included, for proxy reporting purposes, as compensation to the Named Executive Officer.  For tax purposes, we comply with IRS regulations.  We do not “gross-up” our Named Executive Officers for their taxes associated with perquisites, including with respect to personal use of our aircraft.

Our Named Executive Officers also participate in our other benefit plans on the same terms as our other employees.  These plans include medical and health insurance, company paid life insurance and charitable gift matching.

Certain Board Fees

Our Named Executive Officers do not receive director fees for serving on the Company’s board of directors or for serving on the boards of directors of our wholly-owned or majority-owned subsidiaries.  However, those Named Executive Officers who serve on the boards of directors of other companies in which we have a minority interest may receive director fees from those companies.  We consider those board fees when evaluating the compensation of our Named Executive Officers.

Employment and Severance Agreements; Change in Control

We have no long-term employment agreements with our Named Executive Officers although, from time to time, we have entered into short-term arrangements with newly hired executives governing their compensation and severance during up to their first three years with the Company.  No such arrangements are in effect with our Named Executive Officers.

Severance benefits, if any, for our Named Executive Officers are determined by the CNG Committee in its sole discretion.  Executive officers of our operating subsidiaries participate in the severance plans, if any, generally applicable at those companies.

If any of our most senior executives were to retire, in order to enable the Company to ensure a smooth transition, to receive a non-compete/non-solicit from the executive and to retain access to valuable knowledge, talents and relationships, we generally would expect to enter into arrangements that would permit the executive to earn some or all of such executive’s long-term incentive compensation then outstanding.

We have no standalone change in control agreements with our Named Executive Officers.  However, under our long-term incentive plans, if a change in control of the Company (or a business unit, as applicable) were to occur, certain events, such as involuntary or constructive employment termination or amendments to our incentive plans which are materially adverse to its participants, may cause stock options to become fully exercisable, restricted shares to become immediately vested and performance shares and performance units to become payable in full or in part.  Our plans do not provide for tax gross-ups for excess parachute payments that may result from a change in control.

Compensation/Nominating & Governance Committee Report

The Compensation/Nominating & Governance Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation and Nominating & Governance Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Edith E. Holiday, Chair

Yves Brouillette

Morgan W. Davis

Philip A. Gelston

Summary Compensation Table

The following table presents compensation in 2018, 2017 and 2016 for the Company’s CEO, CFO and its two other most highly compensated executive officers (collectively, the “Named Executive Officers”):

Name and Principal Position	Year	Salary ($)	Bonus (a) ($)	Stock Awards Granted (b) ($)	Option Awards Granted ($)	Non-Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compen- sation (c) ($)	Total ($)
G. Manning Rountree	2018	500,000	375,000	5,186,048	-	-	-	186,545	6,247,593
Chief Executive Officer	2017	500,000	500,000	5,492,600	-	-	-	140,524	6,633,124
	2016	345,192	315,000	7,867,577	-	-	-	61,638	8,589,407
Reid T. Campbell	2018	500,000	375,000	3,241,280	-	-	-	144,488	4,260,768
Executive Vice President &	2017	500,000	750,000	5,099,255	-	-	(1,001)	85,682	6,433,936
Chief Financial Officer	2016	500,000	315,000	3,055,720	-	-	622	34,409	3,905,751
Robert L. Seelig	2018	500,000	250,000	2,917,152	-	-	-	65,115	3,732,267
Executive Vice President &	2017	500,000	500,000	3,788,000	-	-	-	57,654	4,845,654
General Counsel	2016	500,000	2,315,000	3,055,720	-	-	-	46,094	5,916,814
J. Brian Palmer	2018	400,000	300,000	810,320	-	-	-	28,350	1,538,670
Managing Director and	2017	390,385	600,000	1,060,640	-	-	-	13,475	2,064,500
Chief Accounting Officer

(a)         For Messrs. Rountree, Campbell, Seelig and Palmer, the amounts represent annual incentive bonuses earned for the years ended December 31, 2018, 2017 and 2016.  For Mr. Seelig, the amount in 2016 also includes a special award of $2,000,000 earned in connection with the closing of the sale of Sirius Group.  See “Compensation Discussion and Analysis.”

(b)         Represents the grant date market value of WTM performance shares granted in 2018, 2017 and 2016 and WTM restricted shares issued in 2018, 2017 and 2016.  The WTM performance share awards included in the table have a maximum payout of 200% of the shares granted and, at such level, would have a grant date fair value equal to 200% of the amounts shown in the Grants of Plan Based Awards table.  See “Grants of Plan Based Awards” and “Outstanding Equity Awards at Fiscal Year End.”

(c)          See next table for details of All Other Compensation.

All Other Compensation

The following table presents a breakout of “All Other Compensation” included in the Summary Compensation Table for 2018, 2017 and 2016:

Name	Year	Director Fees (a) ($)	Personal use of planes (b) ($)	Restricted stock dividends ($)	Company contributions to 401(k) plan ($)	Employee stock ownership plan ($)	Other personal benefits (c) ($)	Total ($)
G. Manning Rountree	2018	90,000	66,395	9,000	12,375	8,775	-	186,545
	2017	75,000	45,069	8,800	8,100	3,555	-	140,524
	2016	37,500	9,469	4,500	6,614	3,555	-	61,638
Reid T. Campbell	2018	90,000	26,838	6,500	12,375	8,775	-	144,488
	2017	56,250	11,277	6,500	8,100	3,555	-	85,682
	2016	-	15,129	6,750	8,975	3,555	-	34,409
Robert L. Seelig	2018	-	38,165	5,800	12,375	8,775	-	65,115
	2017	-	39,499	6,500	8,100	3,555	-	57,654
	2016	-	24,439	6,625	11,475	3,555	-	46,094
J. Brian Palmer	2018	-	-	1,620	12,375	8,775	5,580	28,350
	2017	-	-	1,820	8,100	3,555	-	13,475

(a)         Amounts represent director fees paid by BAM.

(b)         Amounts represent the aggregate incremental cost to the Company for the use of aircraft that were not otherwise in use for business.  For Company aircraft, the incremental cost is the direct cost per hour multiplied by the number of hours of use.

(c)          Represents parking garage rental fees paid by the Company on behalf of Mr. Palmer.

Grants of Plan-Based Awards

The following table presents grants of plan-based awards granted, except as otherwise noted, under the White Mountains Long-Term Incentive Plan (the “WTM Incentive Plan”) to the Named Executive Officers that received such awards during 2018:

			Non-	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (a)			All Other Stock Awards:	All Other Option Awards:	Exercise	Grant Date
Name	Grant Date	Type of Award	Equity Incentive Plan Awards (#)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock or Units (b) (#)	Number of Securities Underlying Options (#)	or Base Price of Option Awards ($/sh)	Fair Value of Stock and Option Awards (c) ($)
G. Manning Rountree	3/1/18	WTM Performance Shares	-	-	-	-	0	3,200	6,400	-	-	-	2,593,024
	3/1/18	WTM Restricted Shares	-	-	-	-	-	-	-	3,200	-	-	2,593,024
Reid T. Campbell	3/1/18	WTM Performance Shares	-	-	-	-	0	2,000	4,000	-	-	-	1,620,640
	3/1/18	WTM Restricted Shares	-	-	-	-	-	-	-	2,000	-	-	1,620,640
Robert L. Seelig	3/1/18	WTM Performance Shares	-	-	-	-	0	1,800	3,600	-	-	-	1,458,576
	3/1/18	WTM Restricted Shares	-	-	-	-	-	-	-	1,800	-	-	1,458,576
J. Brian Palmer	3/1/18	WTM Performance Shares	-	-	-	-	0	500	1,000	-	-	-	405,160
	3/1/18	WTM Restricted Shares	-	-	-	-	-	-	-	500	-	-	405,160

(a)          Messrs. Rountree, Campbell, Seelig and Palmer were granted WTM performance shares for the 2018-2020 performance cycle.  Mr. Rountree was also granted 100 WTM performance shares for the 2017-2019 performance cycle and 100 WTM performance shares for the 2016-2018 performance cycle.  For the 2018-2020 performance cycle, the targeted performance goal for full payment of outstanding WTM performance shares granted under the WTM Incentive Plan for all NEOs is a 6% average growth in CVPS.  Average growth of 2% or less would result in no payout and average growth of 10% or more would result in a payout of 200%.  For the 2017-2019 performance cycle, the targeted performance goal for full payment of outstanding WTM performance shares granted under the WTM Incentive Plan is a 5% average growth in CVPS.  Average growth of 1% or less would result in no payout and average growth of 9% or more would result in a payout of 200%.  For the 2016-2018 performance cycle, the targeted performance goal for full payment of outstanding WTM performance shares granted under the WTM Incentive Plan is a 4% average growth in CVPS. Average growth of 0% or less would result in no payout and average growth of 8% or more would result in a payout of 200%.

(b)          Messrs. Rountree, Campbell, Seelig and Palmer were granted WTM restricted shares that vest on January 1, 2021.  Mr. Rountree was also granted 100 WTM restricted shares that vest on January 1, 2020 and 100 WTM restricted shares that vested on January 1, 2019.

(c)          Represents the grant date fair value (based on a market price on the date of grant) as determined in accordance with ASC Topic 718 without regard to forfeitures.  Assuming a maximum 200% payout, the grant date fair value of the WTM performance shares granted to Messrs. Rountree, Campbell, Seelig and Palmer would be $5,186,048, $3,241,280, $2,917,152 and $810,320.

Outstanding Equity Awards at Fiscal Year-End

The following table presents outstanding equity awards under the WTM Incentive Plan, except as otherwise noted, to the Named Executive Officers as of December 31, 2018:

	Option Awards						Stock Awards (a)(b)(c)
Name	Type of Award	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
G. Manning Rountree	WTM Performance Shares	-	-	-	-	-	-	-	6,000	7,734,210
	WTM Restricted Shares	-	-	-	-	-	9,000	7,719,210	-	-
Reid T. Campbell	WTM Performance Shares	-	-	-	-	-	-	-	4,250	5,585,985
	WTM Restricted Shares	-	-	-	-	-	6,500	5,574,985	-	-
Robert L. Seelig	WTM Performance Shares	-	-	-	-	-	-	-	3,800	4,984,402
	WTM Restricted Shares	-	-	-	-	-	5,800	4,974,602	-	-
J. Brian Palmer	WTM Performance Shares	-	-	-	-	-	-	-	1,060	1,392,198
	WTM Restricted Shares	-	-	-	-	-	1,620	1,389,458	-	-

(a)          Equity incentive plan awards not yet vested at December 31, 2018 for Messrs. Rountree, Campbell, Seelig and Palmer include 3,000, 2,000, 1,800 and 500 target WTM performance shares, respectively, for the 2018-2020 performance cycle and 3,000, 2,250, 2,000 and 560 target WTM performance shares, respectively, for the 2017-2019 performance cycle.  Payout values for WTM performance shares are shown at 100% of target for the 2018-2020 performance cycle and 200% of target for the 2017-2019 performance cycle and based on the December 31, 2018 closing market price ($857.69) including dividends declared since the grant date.

(b)          Stock awards not yet vested at December 31, 2018 for Messrs. Rountree, Campbell, Seelig and Palmer include 3,000, 2,000, 1,800 and 500 WTM restricted shares, respectively, that vest on January 1, 2021; 3,000, 2,250, 2,000 and 560 WTM restricted shares, respectively, that vest on January 1, 2020; and 3,000, 2,250, 2,000 and 560 WTM restricted shares, respectively, that vested on January 1, 2019.  Market values are based on the December 31, 2018 closing market price ($857.69).

(c)          Excludes WTM performance shares for the 2016-2018 performance cycle, which vested on December 31, 2018.  See “Option Exercises and Stock Vested.”

Option Exercises and Stock Vested

The following table presents stock awards that vested in 2018 for each of the Named Executive Officers.  No option awards were exercised by the Named Executive Officers during 2018.

	Option Awards Exercised		Stock Awards Vested
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Type of Award		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
G. Manning Rountree	-	-	WTM Performance Shares	(a)	4,170	3,896,948
			WTM Restricted Shares	(b)	3,000	2,553,840
Reid T. Campbell	-	-	WTM Performance Shares	(a)	3,128	2,922,711
			WTM Restricted Shares	(b)	2,750	2,341,020
Robert L. Seelig	-	-	WTM Performance Shares	(a)	2,780	2,597,966
			WTM Restricted Shares	(b)	2,500	2,128,200
J. Brian Palmer	-	-	WTM Performance Shares	(a)	778	727,430
			WTM Restricted Shares	(b)	700	595,896

(a)          Represents 3,000, 2,250, 2,000 and 560 target WTM performance shares awarded for the 2016-2018 performance cycle to Messrs. Rountree, Campbell, Seelig and Palmer, respectively, which became fully vested on December 31, 2018 at 139% of target.  Value realized on vesting is based on the average of the high and the low market values of common shares on February 27, 2019, as determined by the CNG Committee, plus dividends declared since the cycle was granted in 2016.

(b)          The amounts represent WTM restricted shares that vested on January 1, 2018.

Pension Benefits

The Named Executive Officers did not participate in any defined pension plans sponsored by White Mountains in 2018.

Nonqualified Deferred Compensation

The Named Executive Officers did not participate in any nonqualified deferred compensation plans sponsored by White Mountains in 2018.

Potential Payments Upon Termination or Change in Control

Employment and Severance Agreements

We have no employment agreements with our Named Executive Officers although from time to time we have entered into short-term arrangements with newly hired executives governing their compensation and severance for a period of up to their first three years with the Company.

Long-Term Incentive Plans

Under our long-term incentive plans, certain events, such as retirement, death or disability, or the occurrence of both a change in control of the Company (or a business unit, as applicable) and an involuntary or constructive employment termination or materially adverse amendments to such plans, WTM restricted shares become vested and WTM performance shares become payable in full or in part.  Below is a description of the payments to which each of our Named Executive Officers would be entitled assuming in each case that such events occurred on December 31, 2018.

Voluntary Termination of Employment

Had any of our Named Executive Officers voluntarily terminated their employment on December 31, 2018, their unvested long-term incentive grants would have been cancelled and payments, if any, in respect of those cancelled grants would be made at the sole discretion of the CNG Committee.

Involuntary Termination of Employment

Had any of our other Named Executive Officers been terminated without cause on December 31, 2018, their outstanding long-term incentive grants would have been cancelled and payments, if any, in respect of those cancelled grants would be made at the sole discretion of the CNG Committee.

Retirement

Had any of our Named Executive Officers retired on December 31, 2018, their unvested long-term incentive grants would have been cancelled and payments, if any, in respect of those cancelled grants would be made at the sole discretion of the CNG Committee.

Death or Disability

Had any of our Named Executive Officers employed as of December 31, 2018 died or become disabled on that date, they would have been entitled to pro rata vesting of their WTM performance shares and full vesting of their restricted shares.  Under this scenario, Messrs. Rountree, Campbell, Seelig and Palmer would have been entitled to receive $13,890,357, $10,131,621, $9,031,321 and $2,524,191, respectively.

For purposes of computing the amounts above, the WTM performance shares were valued at the December 31, 2018 common share closing market price ($857.69) including dividends since grant.  The WTM performance shares would vest pro-rated for time and at 100% of target; provided, that in the case of the 2016-2018 performance cycle, values are shown at actual performance of 139%.  Restricted shares were valued at the December 31, 2018 common share closing market price.

Change in Control

Had both a change in control of the Company (or a business unit, as applicable) and an involuntary termination, constructive termination or materially adverse amendments to our long-term incentive plans occurred on December 31, 2018 to any of our Named Executive Officers employed as of that date, they would have been entitled to full vesting of their WTM performance shares at up to 200% of target and full vesting of their restricted shares.  Under this scenario, Messrs. Rountree, Campbell, Seelig and Palmer would have been entitled to receive $23,193,630, $16,751,455, $14,947,406 and $4,174,973, respectively.

For purposes of computing the amounts above, the WTM performance shares, including the 2016-2018 performance cycle, were shown at 200% of target.  The WTM performance shares were valued at the December 31, 2018 common share closing market price ($857.69) including dividends since grant.  Restricted shares were valued at the December 31, 2018 common share closing market price.

Our long-term incentive plans do not provide for tax gross-ups for excess parachute payments that may result from a change in control.

Director Compensation

The following table summarizes director compensation for 2018 (for directors other than Named Executive Officers):

Director	Fees Paid in Cash (a) ($)	Stock Awards (b) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation (c) ($)	Total ($)
Yves Brouillette	824	375,202	-	-	-	2,534	378,560
Mary Choksi	150,000	226,025	-	-	-	-	376,025
Morgan W. Davis	235,000	316,435	-	-	-	130,000	681,435
Philip Gelston	183,750	277,075	-	-	-	6,750	467,575
Edith E. Holiday	175,000	226,025	-	-	-	6,000	407,025
Lowndes A. Smith	235,000	226,025	-	-	-	-	461,025
David A. Tanner	101,250	174,111	-	-	-	-	275,361
Gary C. Tolman (d)	160,000	226,025	-	-	-	-	386,025

(a)         Mr. Rountree does not receive any additional compensation for his role as a director.  Non-management directors receive an annual cash retainer of $135,000.  Additional retainers in the following amounts are provided to those directors serving in the following roles: Chairman of the Board ($100,000), Chairman of the Audit Committee ($100,000), Chairman of any other Board committee ($25,000) and members of the Audit Committee ($15,000).  Retainers were paid in cash except for Mr. Brouillette who received an equivalent value in common shares.  Retainers relate to the period from May 2018 to May 2019, inclusive, and are typically pro-rated for partial year service.

(b)         On May 24, 2018, all non-management directors, except for Mr. Tanner, received an annual grant of 250 common shares and Mr. Brouillette received additional common shares in lieu of payment of his cash retainer.  Mr. Davis received an additional 100 common shares for his role as Chairman of the Board.  Upon his election to the Board on August 22, 2018, Mr. Tanner received a grant of 188 common shares, representing the pro-rata portion of the annual grant for the service period ending May 2019.  All common shares issued were valued at $904.10 per share, except for Mr. Tanner’s shares that were valued at $926.12 per share, the market prices on the dates the shares were granted. In addition, Mr. Gelston received a grant of 63 common shares upon his election to the Board on March 1, 2018, representing the pro-rata portion of the annual grant for the service period ending May 2018.  These shares were valued at $904.10 per share, the market price on the date the shares were granted.

(c)          Amount shown for Mr. Brouillette represents $2,534 in matching payments from a company-sponsored charitable gift program.  Amount shown for Mr. Davis represents $60,000 in director fees paid to him by Compare.com, $40,000 in director fees paid to him by MediaAlpha and $30,000 in director fees paid to him by NSM Group.  Amount shown for Mr. Gelston represents $6,750 in matching payments from a company-sponsored charitable gift program.  Amount shown for Ms. Holiday represents $6,000 in matching payments from a company-sponsored charitable gift program.

(d)         Mr. Tolman resigned from the Board of Directors on January 3, 2019.

CEO PAY RATIO

CEO Pay Ratio

Below is (i) the 2018 annual total compensation of our CEO; (ii) the 2018 annual total compensation of our median employee; (iii) the ratio of the annual total compensation of our CEO to that of our median employee, and (iv) the methodology we used to calculate our CEO pay ratio:

CEO Annual Total Compensation	$6,247,593
Median Employee Annual Total Compensation	$85,834
CEO to Median Employee Pay Ratio	73:1

Methodology

Our CEO pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules.  Our methodology and process is explained below:

(1)           Determined No Significant Change.  We determined that there have been no changes in our compensation arrangements or employee population(a) in 2018 that would result in a significant change to the CEO Pay Ratio reported for 2017.  Accordingly, SEC rules permit us to use the same median employee identified for 2017 or, under certain circumstances, an employee with substantially similar compensation.  Except as noted below, we have used the same methodology for 2018 as described in our proxy for 2017.

(2)           Identified the Median Employee.  The median employee selected in 2017 experienced a significant increase in his or her base salary in 2018, which we believe would result in a significant decrease to the CEO Pay Ratio in 2018.  Therefore, we selected as the 2018 median employee another employee from the 2017 identification process with substantially similar compensation as the original median employee.

(3)           Calculated CEO Pay Ratio.  We calculated our median employee’s annual total compensation for 2018 in accordance with SEC rules for preparing the Summary Compensation Table.  We compared the median employee’s compensation to our CEO’s annual total compensation in the Summary Compensation Table to determine the pay ratio shown above.

(a)          SEC rules permit us to omit the employees of a newly-acquired business from the pay ratio calculation for the fiscal year in which the acquisition occurs. Accordingly, the 741 employees at NSM Insurance Group LLC and its subsidiaries as of December 31, 2018 were excluded from the employee population.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Review, Approval or Ratification of Transactions with Related Persons

The Company’s Audit Committee Charter states that the Audit Committee shall approve any related or affiliated person transactions and review disclosures thereof.  In determining whether to approve or reject a related person transaction, the Audit Committee takes into account, among other factors it deems appropriate, whether the proposed transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related persons’ economic interest in the transaction.  For purposes of Audit Committee approval, a related person transaction is defined as any transaction that is required to be reported under Item 404 of SEC Regulation S-K.

During 2018, there were no Transactions with Related Persons that required Audit Committee approval.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2018, with respect to the common shares that may be issued under the Company’s existing incentive compensation plans.  Performance shares awarded under the WTM Incentive Plan are typically paid in cash, though they may be paid in the Company’s common shares at the election of the Compensation/Nominating & Governance Committee.

	(1)	(2)	(3)
Plan category	Number of securities that may be issued upon exercise or vesting of outstanding options, warrants and rights at target	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (1))
Equity compensation plans approved by security holders - WTM Incentive Plan:			69,395 (a)

Performance shares	41,235 (b)	$ 0

(a)         Represents the amount of WTM shares available for issuance at target under the WTM Incentive Plan as of December 31, 2018.  To the extent granted as WTM performance shares, such shares could be earned at 0x to 2x the target number granted and, although typically in cash, may be paid in WTM common shares at the discretion of the Compensation/Nominating & Governance Committee.  As of April 3, 2019, 38,132 common shares remained available for grant, which could result in up to 76,264 common shares being issued.

(b)         Represents the target amount of WTM performance shares outstanding as of December 31, 2018.

AUDIT COMMITTEE REPORT

In connection with the audit of the Company’s financial statements for the year ended December 31, 2018, the Audit Committee has: (1) reviewed and discussed with management and PwC the Company’s audited financial statements for the year ended December 31, 2018, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and PwC’s audit of the Company’s internal control over financial reporting; (2) reviewed and discussed with PwC the matters required by Statement of Auditing Standards No. 61, as amended; and (3) received the written disclosures and the letter from PwC required by the applicable Public Company Accounting Oversight Board rules and discussed with PwC their independence.

Based on these reviews and discussions, the Audit Committee determined that the non-audit fees billed by PwC for services performed in 2018 and 2017 (as presented herein) are compatible with maintaining their independence.  Further, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for filing with the SEC and for presentation to the Members at the 2019 Annual Meeting.

Management is responsible for the preparation, presentation and integrity of the Company’s consolidated financial statements as well as for establishing and maintaining adequate internal control over financial reporting.  The Company’s independent registered public accounting firm, PwC, is responsible for expressing its opinion on the conformity of the Company’s audited financial statements with Generally Accepted Accounting Principles (“GAAP”).  In addition, PwC is responsible for expressing its opinion on the effectiveness of the Company’s internal control over financial reporting.  It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with GAAP; that, as described above, is the responsibility of management and PwC.  In giving its recommendation to the Board, the Audit Committee has relied on (1) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with GAAP and (2) the reports of PwC with respect to such financial statements.

The Audit Committee has established a Charter which outlines its primary duties and responsibilities.  The Audit Committee Charter, which has been approved by the Board, is reviewed at least annually, is updated as necessary and is available for viewing at www.whitemountains.com.

Lowndes A. Smith, Chairman

Yves Brouillette

Peter M. Carlson

Philip A. Gelston

David A. Tanner

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The Audit Committee, pursuant to its policy, pre-approves the scope and fees for all services performed by PwC.  Annually, the Audit Committee receives and pre-approves a written report from PwC describing the elements expected to be performed in the course of its audit of the Company’s financial statements. All other audit, audit-related and non-audit-related services rendered by PwC also require pre-approval, which may be granted in accordance with the provisions of the policy either (a) at a meeting of the full Audit Committee, (b) on an interim basis by the Chairman of the Audit Committee, provided that the requested services are not expressly prohibited and are ratified by the full Audit Committee at its next regularly scheduled meeting, or (c) on a per-project basis through specific compliance with pre-approved definitions of services that do not exceed per-project limits established by the Audit Committee, provided that any such services are authorized by the Company’s General Auditor or his/her designee and that the General Auditor makes a full report of all services pre-approved per the policy at the next regularly scheduled Committee meeting.

It is the intent of the policy to assure that PwC’s performance of audit, audit-related and non-audit-related services are consistent with all applicable rules on auditor independence. As such, services expressly prohibited by the Audit Committee under its policy include bookkeeping or other services related to the accounting records or financial statements of the Company or its subsidiaries; financial information systems design and implementation; appraisal and valuation services; fairness opinions; contribution-in-kind reports; certain actuarial services; internal audit outsourcing services; management functions; human resources; broker-dealer, investment advisor or investment banking services; legal services; and expert services unrelated to the audit.  All services performed by PwC during 2018 and 2017 were pre-approved in accordance with the policy described above.

The services performed by PwC in 2018 and 2017 are described below. PwC does not provide any services to the Company that are prohibited under applicable laws and regulations, such as financial information systems design and implementation.  From time to time, PwC may perform permissible consulting services for the Company, provided they have been pre-approved in accordance with the policy described above. To the extent consulting services are provided by PwC, they are closely monitored and controlled by both management and the Audit Committee to ensure that their nature and extent do not interfere with the independence of PwC. The independence of PwC is also considered annually by the Audit Committee.

The following table sets forth the approximate aggregate fees billed by PwC for professional services provided in 2018 and 2017:

	2018(e)	2017(e)

Audit Fees (a)	$3,100,417	$4,071,541

Audit-Related Fees (b)	301,750	102,215

Tax Fees (c)	776,662	597,114

All Other Fees (d)	9,326	17,415

(a)

The fees in this category were for professional services rendered in connection with (1) the audits of the Company’s annual financial statements, including the Company’s internal control over financial reporting, included in the Company’s Annual Report on Form 10-K, (2) the review of the Company’s quarterly financial statements included in its Quarterly Reports on Form 10-Q, (3) audits of the Company’s subsidiaries, and (4) services that generally only the Company’s independent registered public accounting firm reasonably can provide, such as comfort letters and consents.

(b)

The fees in this category were for professional services rendered in connection with (1) accounting and reporting consultations related to certain transactions and (2) services in connection with certain transactions.

(c)	The fees in this category were for professional services rendered in connection with tax strategy assistance and tax compliance services.

(d)

The fees in this category were for (1) advisory services in connection with the establishment of international operations and international regulatory requirements and (2) access to PwC’s proprietary technical accounting research and financial statement disclosure software tools.

(e)	The fees reported include expense reimbursements of $119,984 and $157,231 in 2018 and 2017, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to SEC rules relating to the reporting of changes in beneficial ownership of common shares, the executive officers, directors and greater than 10% Members are believed to have filed all reports required under Section 16(a) of the Exchange Act on a timely basis during 2018.

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Securities Exchange Act of 1934, in this Proposal 2 we are asking you to provide approval, on an advisory basis, of the compensation of the named executive officers as disclosed in the section of this proxy statement titled “Executive Compensation”.  You are being asked to vote on the following advisory resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the company’s proxy statement dated April 8, 2019, pursuant to Item 402 of Regulation S-K, including the Compensation Discussion & Analysis, compensation tables and narrative discussion, is hereby APPROVED.

The Board of Directors believes that the compensation policies and practices described in the Compensation Discussion & Analysis are effective in achieving the Company’s primary goal of maximizing shareholder value over long periods of time, as well as motivating and retaining our key executives.  The compensation of our named executive officers is heavily weighted toward variable long-term compensation, the value of which is tied to performance over a number of years.

We urge you to read the Compensation Discussion & Analysis, beginning on page 13 of this proxy statement, as well as the 2018 summary compensation table and related compensation tables and narrative, beginning on page 29, which provide detailed information on the Company’s compensation policies and practices and the compensation of our named executive officers.

Although the vote is non-binding, the Board of Directors and the Compensation/Nominating & Governance Committee will review and consider the voting results when evaluating our executive compensation program.

The Board recommends a vote FOR Proposal 2 which calls for the approval of the advisory resolution on executive compensation.

PROPOSAL 3

APPROVAL OF THE COMPANY’S AMENDED AND RESTATED

LONG-TERM INCENTIVE PLAN

The Company previously adopted the White Mountains 2013 Long-Term Incentive Plan (the “Plan”), which was approved by our Members on May 23, 2013.  On February 28, 2019, based upon the recommendation of the CNG Committee, our Board of Directors (“Board”) approved an amendment and restatement of the Plan (the “Amended Plan”), subject to Member approval at the 2019 Annual General Meeting.  The proposed Amended Plan would make a total of 110,000 common shares (“Shares”) available for future grants and would add new provisions for the benefit of our Members.  Accordingly, our Board is seeking Member approval of the Amended Plan.

The text of the Amended Plan appears at the end of this Proxy Statement as Appendix A.  The following description of the Amended Plan is a summary only and should be read in conjunction with the full text of the Amended Plan.

Our Board recommends that Members vote FOR approval of the Amended Plan.

Importance of Long-Term Incentive Compensation

The Plan was established to advance the interests of the Company and our Members by providing the ability to grant long-term equity-based incentive awards to our key employees, consultants and directors.  Equity-based incentive awards are an essential component of our long-term compensation program and enable us to create substantial incentives for our key employees, consultants and directors to achieve our long-term goals and to provide competitive compensation to help in recruitment and retention.  The Company believes that its long-term compensation program should be based on “pay for performance” and further believes that our management should act as if they were owners.  The Amended Plan would provide opportunities for eligible individuals to obtain a proprietary interest in the Company and incentives to contribute to our long-term value creation.

Requested Share Reserve

The Amended Plan would create a new reserve of 110,000 Shares available for future grants (the “New Reserve”).  The New Reserve would replace the existing Share reserve under the Plan (the “Old Reserve”) in its entirety.  Any awards granted after the adoption of the Amended Plan would be subject to the limits of the New Reserve, and no unused portion of the Old Reserve would be used for future grants.

Failure of our Members to approve the Amended Plan would mean that we have a limited number of Shares that we can grant through long-term incentive awards to our key employees, consultants and directors.  Under the Old Reserve, as of April 3, 2019, there were approximately 86,515 Shares subject to outstanding equity awards under the Plan, taking into account performance shares based on target performance (which could be up to 129,635 Shares if performance shares were included based on maximum performance), and approximately 38,132 Shares available at target for future grants under the Plan (which could be up to 76,264 Shares assuming maximum performance of performance shares).

Share Counting — Performance Shares

Since 2005, the Company has taken a more conservative approach in counting the number of Shares issued out of the Old Reserve than the approach required by the New York Stock Exchange.  The Company has counted the number of performance shares issued out of the Old Reserve assuming maximum potential payout (200%), even though performance shares have been historically settled in cash and not by the actual issuance of Shares.

The Amended Plan reconciles the Company’s Share-counting mechanism with the Company’s actual practice of settling performance shares in cash.  Under the Amended Plan, the Company would count Shares against the New Reserve only if and when Shares are actually issued.  Performance shares that are settled in cash would no longer be counted against the New Reserve.

Dilution Calculation

The table below sets forth our potential dilution (or overhang) levels based on our Shares outstanding and the new authorization of 110,000 Shares to be available for future grants under the Amended Plan.  Although the use of equity is an important part of our compensation program, we are mindful of our responsibility to our Members in granting equity awards.  Our Board believes that the Shares requested for purposes of the Amended Plan represent a reasonable amount of potential equity dilution, which is consistent with the current level of dilution under the Plan and would allow us to continue awarding long-term incentives, an important component of our overall compensation program.  The Share information listed in the table below is as of April 3, 2019.

Dilution Calculation

Share Allocation and Potential Dilution
New Share Request	110,000
Available Shares from the Plan (1)	0

Shares Subject to Currently Outstanding Awards
Options and Other Appreciation Awards	0
Full-Value Awards (2)	86,515

Total Potential Equity Awards	196,515

Shares Currently Outstanding	3,181,199

Potential Dilution as a Percentage of Shares Outstanding	6.18%
Potential Dilution on a Fully Diluted Basis	5.82%

(1)                As discussed above, the New Reserve would replace the Old Reserve in its entirety, and no unused portion of the Old Reserve would be used for future grants.  As of April 3, 2019, the Old Reserve consisted of approximately 38,132 Shares available at target for future grants under the Plan.

(2)                Represents the total number of service-based restricted shares outstanding as of April 3, 2019 (43,395), plus the total number of performance shares outstanding, assuming target performance (43,120).  While performance shares may be settled in cash or Shares by their terms, performance shares have been historically settled in cash.  The actual potential dilution of the Amended Plan would be lower if performance shares settled in cash were excluded from the calculations.

Burn Rate Calculation

The following table sets forth information regarding the “burn rate” for each of the last three fiscal years and the average burn rate over such period.

Burn Rate

	Fiscal Year Ended December 31			Three-Year Average
	2018	2017	2016
Restricted Shares Granted (1)	14,105	17,985	25,365	19,152
Performance Shares Vested and Paid in Cash	19,415	26,763	21,094	22,424
Performance Shares Vested and Paid in Shares	0	0	0	0
Options and Other Appreciation Awards Granted	0	0	0	0
Total Average Shares Outstanding (2)	3,342,400	4,239,500	4,950,100	4,177,333
Burn Rate (3)	0.42%	0.42%	0.51%	0.46%

(1)                Represents, with respect to each fiscal year listed above, the number of service-based restricted shares granted in such fiscal year, as reported in the Company’s annual reports on Form 10-K (see Note 13 for 2016 and Note 10 for 2017 and 2018).

(2)                Represents, with respect to each fiscal year listed above, the total average Shares outstanding during the fiscal year, minus the number of restricted common shares, as reported in the Company’s annual reports on Form 10-K (see Note 11 for 2016 and Note 9 for 2017 and 2018).

(3)                Represents the quotient of (x) the number of service-based restricted shares granted in such fiscal year and (y) the total average number of Shares outstanding during such year.  Performance shares were not included in these burn rate calculations because they were settled in cash for each of 2018, 2017 and 2016.

Based on the burn rates set forth in the table above, the Company’s average burn rate for the 2016-2018 fiscal years was 0.46%.

Highlights

The Amended Plan contains a number of new provisions for the benefit of our Members, including the following:

(i)	Establishment of a minimum vesting period for all awards, with limited exceptions.

(ii)

Elimination of single-trigger vesting of stock options and stock appreciation rights in the event of an “Unfriendly Change in Control”, as defined under the Plan. All change-in-control payments would now be double-trigger.

(iii)

Clarification that a change in control only occurs upon the consummation or effectiveness of a change in control of the Company, rather than upon the announcement or Member approval of, or other event related to, a potential change in control.

(iv)

Clarification that Shares tendered to, or withheld by, the Company to satisfy the grant or exercise price or tax withholding obligations pursuant to any award would not become available again for future issuance.

(v)	Express prohibition on the repricing of stock options and stock appreciation rights without first obtaining Member approval.

(vi)	Clarification that dividends would not be paid out to participants until all vesting conditions on the underlying awards are satisfied, including performance-based vesting conditions.

(vii)

Conformity between the Amended Plan and the Company’s preexisting clawback policy, by requiring each award agreement to be subject to the Company’s clawback and recoupment policies as may be in effect from time to time.

(viii)	Increased flexibility for adjustments under the anti-dilution provisions.

(ix)	Authorization of the grant of restricted stock units or other incentive awards, to allow the Company greater flexibility in designing incentive awards.

In addition, the Amended Plan continues a number of Member-friendly provisions from the Plan:

(i)

Requirement that the exercise price of stock options and stock appreciation rights cannot be less than 100% of the fair market value of the Company’s Shares on the date stock options or stock appreciation rights are granted.

(ii)	Limitation on the transferability of awards. In general, awards may not be sold, assigned, transferred or pledged by the person to whom they are granted, except in limited circumstances.

(iii)	No provision of any tax gross-ups.

The Tax Cuts and Jobs Act of 2017 eliminated the performance-based compensation exception under Section 162(m) of the Internal Revenue Code (the “Code”), and so the Amended Plan removes certain provisions that were designed to allow the Company to provide performance-based compensation that complied with the now obsolete tax rules.  Notwithstanding these changes, the Amended Plan has retained features that were originally incorporated to the Plan in order to comply with Section 162(m) of the Code, but that are now recognized by our Members as best practices, such as the use of individual award limits and the application of objective criteria for performance-based awards.

Summary of the Amended Plan

Awards

The Amended Plan would provide for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units and other incentive awards, including cash-settled awards.

Administration

The CNG Committee would administer the Amended Plan and would have the authority, among other things, to select employees, directors and consultants to receive awards under the Amended Plan; determine the type, size and terms of awards granted under the Amended Plan; interpret the Amended Plan and related awards; establish, amend and rescind rules and regulations relating to the Amended Plan; and make any other determinations that it believes necessary or advisable for the administration of the Amended Plan.  The Board, acting by a majority of its Members in office, would conduct the general administration of the Amended Plan with respect to awards granted to non-employee directors.

Shares Available for Awards

Under the Amended Plan, the New Reserve would make a total of 110,000 Shares authorized for issuance and available for future grants.  The New Reserve would replace the Old Reserve in its entirety, and no unused portion of the Old Reserve would be used for future grants.  Under the Amended Plan, no more than 110,000 Shares would be available to be issued pursuant to incentive stock options.  Awards that are outstanding as of the date that our Members approve the Amended Plan (the “Prior Awards”) would remain subject to the terms and conditions of the Plan.  If any Prior Awards terminate, expire or lapse after our Members approve the Amended Plan, then any Shares subject to the Prior Awards would not again be made available for future grants under the Amended Plan.  The CNG Committee currently expects to issue a combination of restricted shares and performance shares from the New Reserve.

The following counting provisions would be in effect for the New Reserve:

(i)	to the extent that an award terminates, expires or lapses for any reason without the delivery of Shares, any Shares subject to the award at such time would be available for future grants;

(ii)

to the extent Shares are tendered to, or withheld by, the Company to satisfy the grant or exercise price or tax withholding obligations pursuant to any award, such Shares would not become available again for future issuance;

(iii)	to the extent that Shares are repurchased by the Company prior to vesting at par value in order to effectuate a forfeiture or for no consideration, such Shares would be available for future grants;

(iv)

neither awards (or portions thereof) settled in cash, nor the payment of dividends or dividend equivalents in cash in conjunction with any outstanding awards, would be counted against the Shares available for issuance; and

(v)

to the extent permitted by applicable law or any exchange rule, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity previously granted by a company or other entity in connection with a corporate transaction would not be counted against the Shares available for issuance.

No individual participant would be granted awards under the Amended Plan that could result in such participant receiving in any single calendar year:

(i)	stock options relating to more than 50,000 Shares;

(ii)	stock appreciation rights relating to more than 50,000 Shares;

(iii)	restricted stock and restricted stock units, combined, relating to more than 25,000 Shares (or, with respect to any restricted stock unit award denominated in cash, $25,000,000);

(iv)	performance shares relating to more than 25,000 Shares; or

(v)	performance units relating to more than $25,000,000.

Minimum Vesting Requirement

All awards granted under the Amended Plan (excluding awards granted to non-employee directors) would be subject to a one-year minimum vesting period, subject to an exception for up to 5% of all Shares available under the Plan.

Eligibility

The CNG Committee would be authorized to select which eligible individuals would be granted awards under the Amended Plan.  Any employee, director or consultant of the Company or any of its subsidiaries would be eligible to receive an award under the Amended Plan.  As of December 31, 2018, there were approximately 1,058 employees, 8 directors and zero consultants who would be eligible to participate in the Amended Plan.

Types of Awards

Options and Stock Appreciation Rights.  Options granted under the Amended Plan may be nonqualified stock options or incentive stock options.  The exercise price of each Share covered by an option may not be less than the fair market value of a Share as of the date the option is granted (or, if greater, the par value of a Share).  However, the exercise price of each Share of an incentive stock option granted to certain employees with large shareholdings in the Company (“ten-percent employees”) cannot be less than 110% of the fair market value of a Share on the date the option is granted.  Each option would become vested and exercisable at such times and subject to such terms and conditions as specified in the participant’s award agreement.  Except in the event of a participant’s death or disability, each option would expire immediately, without any payment, upon the earlier of (i) the tenth anniversary of the option’s grant date (or five years, in the case of an incentive stock option granted to a ten-percent employee) and (ii) three months after the participant’s termination of employment.  Upon exercise, the participant would be required to pay the exercise price plus any applicable taxes in full.  Such payment may be made in cash or check, by exchanging Shares owned by the participant or by any other method approved by the CNG Committee, including by any combination of these methods.

Stock appreciation rights give the participant the right to receive a payment in an amount equal to the excess, if any, of the fair market value of a Share at exercise over a fixed price set at the date of grant (which shall not be less than the fair market value of a Share on the date of grant).  Stock appreciation rights may be settled in cash, Shares or a combination of cash and Shares.  Stock appreciation rights would have substantially the same limitations on exercise as apply to options under the Amended Plan.

No fractional Shares may be delivered upon a participant’s exercise of an option or a stock appreciation right, but in lieu thereof, the Company may provide a cash settlement.

Restricted Stock.  Restricted stock are Shares that may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of during a period designated by the CNG Committee (the “restricted period”).  Restricted stock awards may be subject to service-based and/or performance-based vesting requirements during the applicable restricted period.  If, before the end of the applicable restricted period, a participant’s employment with the Company and its subsidiaries terminates for a reason other than death or disability, the Shares would generally be required to be automatically repurchased by the Company in exchange for their aggregate par value in order to effectuate a forfeiture in a manner intended to comply with the Companies Act of 1981 of Bermuda.  Participants holding restricted stock generally have rights as a holder of Shares; however, under the Amended Plan, any dividends payable on such Shares would be accumulated and become payable at the same time as the underlying restricted stock vests (and would be subject to forfeiture if the underlying restricted stock is forfeited).

Restricted Stock Units.  A restricted stock unit award represents an unfunded and unsecured promise to deliver value based on our Shares.  A restricted stock unit award may be subject to service-based and/or performance-based vesting requirements during the applicable restricted period, as may be provided in the applicable award agreement.  If, before the end of the applicable restricted period, a participant’s employment with the Company and its subsidiaries terminates for a reason other than death or disability, the participant’s unvested restricted stock units would generally be forfeited.  Unless otherwise set forth in an award agreement, upon the expiration of the restricted period or attainment of any other vesting criteria established by the CNG Committee, the participant would be entitled to one Share (or an equivalent value in cash, or a combination of Shares and cash, as applicable) for each such outstanding restricted stock unit that has not then been forfeited.  The applicable award agreement may provide that a participant holding outstanding restricted stock units will be entitled to be credited with dividend equivalent payments upon the payment of dividends on Shares.  Any such accumulated dividend equivalents would be payable at the same time as the underlying restricted stock units are settled (and would be subject to forfeiture if the underlying restricted stock units are forfeited).

Performance Shares and Performance Units.  Performance shares are phantom awards denominated in shares at grant, and performance units are phantom awards denominated in cash at grant.  Performance shares and performance units would become payable if and to the extent the performance goals established by the CNG Committee at the time of grant are satisfied over a specified performance period and the participant satisfies continued employment requirements.  Based on the level of performance against established goals, the number of performance shares or performance units earned would range from 0% to 200% of the number of target shares or units originally granted.  However, in determining the actual value of an individual award subject to performance criteria, the CNG Committee would be authorized, in its sole and absolute discretion, to reduce or eliminate the actual value, even if applicable performance objectives have been attained.

Performance shares and performance units may be paid in Shares, cash or a combination of Shares and cash, as determined by the CNG Committee.  To the extent paid in cash, the value earned by a participant pursuant to an award of performance shares would generally equal the number of performance shares earned, multiplied by the fair market value of a Share on or about the date the award value is determined by the CNG Committee.  To the extent earned in cash, the value earned by a participant pursuant to an award of performance units would generally equal the number of performance units earned, multiplied by the unit value specified by the CNG Committee for such award (typically $100 or a multiple thereof) as may be increased by any growth factor specified by the CNG Committee.

Awards of performance shares and performance units would generally be forfeited if a participant terminates employment with the Company and its subsidiaries prior to the end of the performance period for any reason other than death or disability.

Other Incentive Awards.  Under the Amended Plan, the CNG Committee may issue other incentive awards in such amounts and subject to such terms and conditions as the CNG Committee may determine.  Such awards may include unrestricted shares, rights to receive future grants of awards at a future date, awards denominated in Shares, cash payments based in whole or in part on the value or future value of Shares or other cash incentive awards.

Change in Control

In the event of certain terminations of a participant’s employment with the Company or certain adverse changes to the Amended Plan (defined as “trigger events” in the Amended Plan), in each case, within 24 months following a “change in control” of the Company (described below):

(i)	stock options and stock appreciation rights held by the participant would immediately vest and become exercisable;

(ii)	awards of restricted stock held by the participant would immediately vest and become unrestricted (i.e., the Company’s repurchase rights would lapse); and

(iii)	the participant would become entitled to a payment with respect to performance share awards and performance unit awards granted prior to the change in control, described below.

For performance shares and performance unit awards, the payment that would become due upon a trigger event following a change in control would be determined as follows:

(i)	If the trigger event occurs after the applicable performance period, then the participant would receive the following amount, to the extent unpaid:

	(a)	the target number of performance shares or units; multiplied by

(b)

the deemed performance percentage of 200% (maximum) or a lesser percentage determined by the CNG Committee prior to the change in control, which may not be less than the performance percentage actually achieved through closing (referred to as the “floor percentage”); multiplied by

	(c)	the greater of the value of the Share or unit immediately prior to the change in control and the value of the Share or unit on the date of the trigger event.

(ii)	If the trigger event occurs during the applicable performance period, then the participant would receive the sum of the following two amounts:

	(a)	the “earned prorated amount”, which is calculated using the same formula described above, except prorated for the number of months actually worked through the trigger event; and

(b)

the “remaining prorated amount”, which is calculated based on the same formula as described above for the earned prorated amount, except that (i) one minus the prorated fraction is used and (ii) the performance percentage used is the greater of (x) 200% or such lesser floor percentage (as determined by the CNG Committee) and (y) the actual performance percentage at the time of the trigger event.

Under the Amended Plan, a change in control is generally defined as:

(i)	the acquisition by any person or group of 35% or more of the Company’s outstanding Shares;

(ii)	a majority of directors are replaced by directors not approved by the Board;

(iii)	the sale or transfer of the business for which the participant’s services are principally performed; or

(iv)	the sale or transfer of all or substantially all of the business-related assets of the Company.

Certain Transactions

In the event of any change in the outstanding Shares by reason of any stock split, recapitalization, merger, consolidation, reorganization, combination or exchange of Shares, dividend (cash, stock, extraordinary or otherwise) or other similar event (including any transaction constituting a change in control), the CNG Committee would be authorized to:

(i)

make equitable adjustments in the terms and conditions of outstanding awards granted under the Amended Plan, including to the number and kind of Shares that may be issued under the Amended Plan or any award, any exercise price, the target number of performance shares or units, or any performance measure;

(ii)

provide for a cash payment in consideration for the cancelation of a stock option or stock appreciation right in an amount equal to the excess, if any, of the fair market value of the Shares subject to such stock option or stock appreciation right over the aggregate exercise price of such stock option or stock appreciation right;

(iii)	cancel and terminate any out-of-the-money stock option or stock appreciation right without any payment or consideration;

(iv)	provide for the replacement of such award with other rights, cash or property selected by the CNG Committee in its sole discretion;

(v)

provide that such award be assumed by a successor or survivor corporation, or be substituted by similar awards covering the stock of the successor or survivor corporation, with appropriate adjustments as to the number and kind of shares or other property and prices; or

(vi)	provide that such award shall be exercisable, payable or fully vested.

Clawback Policy

Under the Amended Plan, each award would be subject to the Company’s clawback and recoupment policies, as may be in effect from time to time.  The Company’s current clawback policy provides that if the Company is required to restate any financial statements included in an filing with the Commission as a result of an employee’s misconduct, the Board may, without prejudice to any other remedies available to the Company, seek reimbursement of any award received by such person that relates in whole or in part to any period for which such financial statements were restated.  If the misconduct was fraud, then in addition to other actions, the Board mandatorily will seek such reimbursement.  Awards would also be subject to clawback, forfeiture or similar requirements under applicable law, rule or regulation.

No Repricing without Member Approval

Stock options and stock appreciation rights may not be repriced without first obtaining Member approval.

Amendment

The CNG Committee may amend the Amended Plan at any time and from time to time, but must first obtain Member approval to increase the number of Shares available (other than in connection with certain corporate events, as described above) or to change the class of persons eligible to participate.  Any amendment of the Amended Plan or any amendment, suspension or termination of any award that would materially and adversely affect the rights of any participant would require that participant’s consent in order to take effect, subject to limited exceptions.

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. Federal income tax consequences of the grant, exercise and vesting of awards under the Amended Plan and the disposition of Shares acquired pursuant to the exercise or settlement of such awards, and is intended to reflect the current provisions of the Code and the regulations thereunder.  This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local or payroll tax considerations.  Moreover, the U.S. Federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Options

Nonqualified Stock Options.  No income will be realized by a participant upon the grant of a nonqualified stock option.  Upon the exercise of a nonqualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised Shares over the exercise price paid at the time of exercise, and the participant’s tax basis will equal the sum of the compensation income recognized and the exercise price.  The Company will be able to deduct this same amount for U.S. Federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) for compensation paid to certain executives designated in those Sections.  Because the Company is domiciled in Bermuda, it cannot take a U.S. Federal tax deduction in respect of options exercised by employees to the extent the options are granted as part of compensation for services provided to our parent company in Bermuda.  In the event of a sale of Shares received upon the exercise of a nonqualified stock option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term gain or loss if the holding period for such Shares is more than one year.

Incentive Stock Options.  The Code requires that, for treatment of an option as an incentive stock option, Shares acquired through the exercise of an incentive stock option cannot be disposed of before the later of (i) two years from the date of grant of the option or (ii) one year from the date of exercise.  Participants who hold incentive stock options will generally incur no U.S. Federal income tax liability at the time of grant or upon exercise of those options.  However, the spread at exercise will be an “item of tax preference”, which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs.  If the participant does not dispose of the Shares before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the Shares will constitute long-term capital gain or loss, as the case may be.  Assuming both holding periods are satisfied, no deduction will be allowed to the Company for U.S. Federal income tax purposes in connection with the grant or exercise of the incentive stock option.  If, within two years following the date of grant or within one year following the date of exercise, the participant disposes of Shares acquired through the exercise of an incentive stock option, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the Share on the date of exercise or the amount realized on the subsequent disposition of the Shares, and that amount will generally be deductible by the Company for U.S. Federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) for compensation paid to executives designated in those Sections.  Because the Company is domiciled in Bermuda, it cannot take a U.S. Federal tax deduction in respect of options exercised by employees to the extent the options are granted as part of compensation for services provided to our parent company in Bermuda.  Finally, if an award designated as an incentive stock option at grant becomes first exercisable in any one year for Shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the incentive stock option in respect of those excess Shares will be treated as a nonqualified stock option for U.S. Federal income tax purposes (unless the participant defers to a succeeding year the date on which some or all of the incentive stock options would first become exercisable).

Restricted Stock

A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code.  On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the difference between the fair market value of the Shares on that date over the amount the participant paid for such Shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant.  If the participant made an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the Shares on the date of grant over the amount the participant paid for such Shares, if any.  If the election is made, the participant will not be allowed a deduction for the value of any Shares which may be subsequently forfeited.  The Company will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. Federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) for compensation paid to certain executives designated in those Sections.  Because the Company is domiciled in Bermuda, it cannot take a U.S. Federal tax deduction in respect of restricted stock to the extent such restricted stock is granted as part of compensation for services provided to our parent company in Bermuda.

Restricted Stock Units, Performance Units and Performance Shares

A participant will not be subject to tax upon the grant of a restricted stock unit, performance unit or performance share award.  Rather, upon the delivery of Shares or cash pursuant to such award, the participant will have taxable compensation equal to the fair market value of the number of Shares (or the amount of cash) the participant actually receives with respect to such award.  The Company will be able to deduct the amount of taxable compensation to the participant for U.S. Federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) for compensation paid to certain executives designated in those Sections.  Because the Company is domiciled in Bermuda, it cannot take a U.S. Federal tax deduction in respect of amounts paid in respect of restricted stock units, performance units and performance shares to the extent such value is granted as part of compensation for services provided to our parent company in Bermuda.

Cash Bonus and Stock Bonus Awards, Generally

For cash awards, a participant will have taxable compensation equal to the amount of cash the participant actually receives with respect to a cash incentive award.  For stock bonus awards, a participant will have taxable compensation equal to the difference between the fair market value of the Shares on the date the award is granted over the amount the participant paid for such Shares, if any.  We will be able to deduct the amount of taxable compensation to the participant for U.S. Federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.  Because the Company is domiciled in Bermuda, it cannot take a U.S. Federal tax deduction in respect of the value of such cash or stock bonus awards, to the extent such value is granted as part of compensation for services provided to our parent company in Bermuda.

Section 162(m)

In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. Federal income tax purposes for compensation paid to any covered employee in excess of $1,000,000 per year.  Under Section 162(m) of the Code, as amended by the Tax Cuts and Jobs Act of 2017, the term “covered employee” means the chief executive officer, chief financial officer and each named executive officer whose compensation is required to be reported by reason of being among the three highest compensated officers for the relevant fiscal year.  Prior to 2018, Section 162(m) of the Code contained an exception that allowed a publicly held corporation a deduction in excess of the $1,000,000 limit so long as such compensation qualified as “performance-based compensation”.  As noted above, the Tax Cuts and Jobs Act of 2017 eliminated such exception for “performance-based compensation” with respect to 2018 and future years.  As a result, the Company expects that, except to the extent that compensation is eligible for limited transitional relief applicable to binding contracts in effect on November 2, 2017, compensation over $1,000,000 per year paid to any named executive officer (and any person who was a named executive for any year, beginning with 2017) will be nondeductible under Section 162(m) of the Code.  As a Bermuda-domiciled company, we do not receive a tax deduction for the portion of compensation paid to our employees in respect of services provided to our parent company in Bermuda because Bermuda does not impose a corporate income tax.  In any event, the CNG Committee retains authority to make payments or grant awards under the Amended Plan that are not fully deductible if, in its sole discretion, such payments are necessary to achieve our compensation objectives and to protect Member interests.

Sections 409A and 457A

Sections 409A and 457A of the Code impose certain rules on nonqualified deferred compensation arrangements.  Some Awards that may be granted under the Amended Plan may constitute deferred compensation subject to Section 409A or 457A of the Code.  Failure to satisfy the rules required by Section 409A or 457A of the Code, as applicable, could result in accelerated taxation, an additional tax to the holder of 20% of the deferred amount and possible interest charges.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECTS OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO AWARDS UNDER THE AMENDED PLAN.  IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE IMPACT OF EMPLOYMENT OR OTHER TAX REQUIREMENTS, THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

New Plan Benefits

A new plan benefits table for the Amended Plan and the benefits or amounts that would have been received by or allocated to certain participants for the last completed fiscal year under the Amended Plan if the Amended Plan were then in effect, as described in the Commission’s proxy rules, is not provided because all awards made under the Amended Plan will be made at the Board’s or CNG Committee’s discretion, as applicable.  Therefore, the benefits and amounts that would be received or allocated under the Amended Plan are not determinable at this time.  For information regarding equity awards granted to our named executive officers during 2018, please refer to the section entitled “Executive Compensation—Summary Compensation Table”.  Equity awards granted to our non-employee directors during 2018 are described under “Director Compensation”.  For information regarding equity compensation plans approved and not approved by Members, please refer to the section entitled “Equity Compensation Plan Information”.  As of the close of trading on April 3, 2019, the market value of one Share was $924.07.

Vote Required

Under the NYSE rules, approval of the Amended Plan requires the affirmative vote of a majority of votes cast on the proposal.  Brokers do not have discretion to vote on this proposal without your instruction.  If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.  Broker non-votes and abstentions will have no effect on the outcome of the vote on this proposal.

The Board recommends a vote FOR Proposal 3 which calls for the approval of the Company’s amended and restated Long-Term Incentive Plan.

PROPOSAL 4

APPROVAL OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2019

Subject to Member approval, the Audit Committee of the Board has appointed PwC as the Company’s independent registered public accounting firm for 2019.  Further, Members are being asked to authorize the Audit Committee to negotiate and fix the remuneration to be paid to PwC in connection with its service.  Representatives from PwC will attend the 2019 Annual Meeting, will be provided with the opportunity to make a statement and will be available to answer appropriate questions.

The Board recommends a vote FOR Proposal 4 approving the appointment of PwC as the Company’s Independent Registered Public Accounting Firm for 2019.

OTHER MATTERS

Manner of Voting Proxies

Common shares represented by all valid proxies received will be voted in the manner specified in the proxies.  Where specific choices are not indicated, the common shares represented by all valid proxies received will be voted in accordance with the Board’s recommendation for each of the proposals named earlier in this Proxy Statement.

In the case of common shares held in employee benefit plans, the trustee will typically vote all common shares within such plans in direct proportion to those common shares actually voted by plan participants.

Should any matter not described above be acted upon at the meeting, the persons named in the proxy card will vote in accordance with their judgment.  The Board knows of no other matters which are to be considered at the 2019 Annual Meeting.

Votes Required for Approval

With respect to the election of directors, the nominees will be elected if the number of votes cast “for” such director exceeds the number of votes cast “against” that director. If a director in an uncontested election receives less than a simple majority of votes cast “for” his election, the director is required to submit a letter of resignation to the Board of Directors, which the Board may either accept or reject in accordance with the Company’s Bye-laws.  The majority vote standard is not applicable to contested director elections, which are determined by a plurality of the votes cast. A plurality of votes cast means that the proposed director receiving the highest number of affirmative votes is elected, irrespective of how small the number of affirmative votes is in comparison to the total number of shares voted.  The other proposals require the affirmative vote of a majority of the voting power held by holders of common shares present at the 2019 Annual General Meeting, in person or by proxy, provided a quorum is present.

Inspectors of Election

Computershare Trust Company, N.A., 480 Washington Boulevard, 26th Floor, Jersey City, New Jersey 07310, has been appointed as Inspectors of Election for the 2019 Annual Meeting.  Representatives of Computershare will attend the Annual Meeting and receive votes and ballots, supervise the counting and tabulating of all votes and ballots and determine the results of the vote.

Costs of Solicitation

The solicitation of proxies will be made primarily by mail; however, directors, officers, employees and agents of the Company may also solicit proxies by telephone, internet or personal interview.  Solicitation costs will be paid by the Company.  Upon request, the Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding proxy materials to their principals.

Delivery of Documents to Members Sharing an Address

SEC regulations permit a single set of the Annual Report and Proxy Statement to be sent to any household at which two or more shareholders reside if they appear to be members of the same family.  Each Member will continue to receive a separate proxy card.  This procedure, referred to as house-holding, reduces the volume of duplicate information shareholders receive and reduces our mailing and printing costs.  Those Members who desire additional copies of this document or would like to receive separate copies of this document in the future should contact their bank, broker or other holder of record or the Corporate Secretary at the address presented under “Available Information” below.

Available Information

The Company is subject to the informational reporting requirements of the Exchange Act.  In accordance therewith, the Company files reports, proxy statements and other information with the SEC.  The Company will provide to any Member, upon request and without charge, copies of all documents (excluding exhibits unless specifically requested) filed by the Company with the SEC as well as the Charter of any of the Company’s various committees of the Board.  Written or telephone requests should be directed to the Corporate Secretary, White Mountains Insurance Group, Ltd., A.S. Cooper Building, 26 Reid Street, Hamilton HM 11, Bermuda, telephone number (441) 278-3160.  Additionally, all such documents are physically available at the Company’s registered office at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda and are available at www.whitemountains.com shortly after such material is electronically filed with or furnished to the SEC.

Non-GAAP Measures

Information regarding the calculation of non-GAAP financial measures contained in this proxy statement can be found under “Non-GAAP Financial Measures in the Company’s 2018 annual report on Form 10-K and in the Company’s 2018 Management Report available on the Company’s website at www.investor.whitemountains.com.

Availability of Proxy Materials

Proxy materials for the 2019 Annual General Meeting, including the Chief Executive Officer’s Letter, Notice of 2019 Annual General Meeting of Members and Proxy Statement and the 2018 Management Report are available online for viewing and downloading at: www.edocumentview.com/wtm.

Offices of the Company

The Company’s headquarters is located at A.S. Cooper Building, 26 Reid Street, Hamilton HM 11, Bermuda, its principal executive office is located at 80 South Main Street, Hanover, New Hampshire 03755, and its registered office is located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.

Proposals by Members for the 2020 Annual Meeting of Members

Member proposals (other than proposals nominating director candidates for which the procedures for are outlined on page 8) must be received in writing by the Secretary of the Company no later than Tuesday, December 10, 2019 and must comply with the requirements of SEC Rule 14a-8 promulgated under the Securities Exchange Act in order to be considered for inclusion in the Company’s proxy statement relating to the Annual Meeting to be held in 2020.

By Order of the Board of Directors,

Jennifer L. Moyer,

Corporate Secretary

Appendix A

WHITE MOUNTAINS LONG-TERM INCENTIVE PLAN
(as amended and restated May 23, 2019)

1.                                    PURPOSE

The purpose of the White Mountains Long-Term Incentive Plan (the “Plan”) is to advance the interests of White Mountains Insurance Group, Ltd. (the “Company”) and its stockholders by granting long-term incentive awards under the Plan to certain executives, consultants and directors of the Company and of its subsidiaries (“Awards”).

2.                                    ADMINISTRATION

The Plan shall be administered by the Compensation/Nominating & Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company; provided that each member of the Committee qualifies as a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In the event that any member of the Committee does not so qualify, the Plan shall be administered by a sub-committee of at least two Committee members who do so qualify. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify to the greatest extent permitted by applicable law, rules and regulations. Notwithstanding the foregoing, the Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to any member of the Board (as constituted from time to time) who is not an officer or other employee of the Company or any of their respective direct or indirect subsidiaries (a “Non-Employee Director”). References to the Committee hereunder shall be deemed to refer to the Board with respect to the Board’s administration of Awards (as defined below) granted to Non-Employee Directors.

The Committee shall have authority to select the employees, directors and consultants to be granted Awards, to determine the type, size and terms of the Awards, including without limitation, vesting criteria, methods of exercise, methods and form of settlement and any other terms and conditions, and to prescribe the form of the instruments embodying Awards. The Committee may specify the terms and conditions applicable to such Awards in an Award Agreement. The Committee shall be authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan and to make any other determinations that it believes necessary or advisable for the administration of the Plan (including determinations relating to the satisfaction of the terms and conditions of Awards). The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems desirable to carry it into effect. Any decision of the Committee in the administration of the Plan, as described herein, shall be final and conclusive. In connection with any Award, the Committee in its sole discretion may provide for vesting provisions that are different from the default vesting provisions that are contained in the Plan (except with respect to the Minimum Vesting Period, as defined under Section 4(g) hereof, to the extent applicable), and such alternative provisions shall not be deemed to conflict with the Plan.

The Committee may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee. The Committee, in its discretion and subject in all instances to applicable law, may delegate to one or more directors or officers of the Company all or part of the Committee’s authority and duties with respect to administering the Plan and granting Awards; provided, however, that in no event shall an officer be delegated the authority to grant Awards to, or amend Awards held by, (i) individuals who are subject to Section 16 of the Exchange Act or (ii) directors or officers of the Company to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee.

No member of the Company shall be liable for anything done or omitted to be done by him or by any other member of the Committee in connection with the Plan, except for his own willful misconduct or as expressly provided by statute.

3.                                    SUBSIDIARIES

As used herein, “subsidiary” shall mean a “subsidiary corporation” as defined in Section 424(f) of the Code.

4.                                    AWARDS

(a)                              Eligible Participants.  Any employee, director or consultant of the Company or any of its subsidiaries is eligible to receive a grant of an Award hereunder. The Committee shall select which eligible employees, directors or consultants shall be granted Awards hereunder. No employee, director or consultant shall have a right to receive an Award hereunder and the grant of an Award to an employee, director or consultant shall not obligate the Committee to continue to grant Awards to such employee, director or consultant in subsequent periods.

(b)                              Type of Awards.  Awards shall be limited to the following types: (i) “Stock Options (including ‘Incentive Stock Options’)”, (ii) “Stock Appreciation Rights”, (iii) “Restricted Stock”, (iv) “Restricted Stock Units”, (v) “Performance Shares”, (vi) “Performance Units” (each as defined below) and (vii) “Other Incentive Awards”. The terms “Stock” and “Shares” used in the above Award types refer to actual or phantom Common Shares of the Company (“Shares”), as the context requires.

(c)                  Maximum Number of Shares That May Be Issued.

(i)                       A maximum of 110,000 Shares (subject to adjustment as provided in Section 16) may be issued in respect of Awards granted under the Plan from and after May 23, 2019 (such total number of Shares, the “Plan Limit”). No Shares authorized under the Plan prior to May 23, 2019 shall be available for issuance in respect of Awards granted from and after May 23, 2019, and no Shares in respect of Awards granted prior to May 23, 2019 that terminate, expire or lapse shall be added to the Plan Limit.  Out of the Plan Limit, up to 110,000 Shares may be delivered pursuant to Incentive Stock Options granted under the Plan. For purposes of the foregoing, the exercise of a Stock Appreciation Right shall constitute the issuance of Shares equal to the Shares subject to the Stock Appreciation Right. The Committee may adopt reasonable procedures to ensure appropriate counting against the Plan Limit. Shares will count against the Plan Limit upon delivery (or later vesting), and the Committee may determine that Awards may be outstanding that relate to more Shares than the aggregate remaining available under the Plan Limit, so long as Awards will not result in delivery and vesting of Shares in excess of the number then available under the Plan.  For the avoidance of doubt, neither any Award (or portion thereof) that is settled in cash, nor any Dividend Payment (as defined in Section 4(h) hereof) made in conjunction with any Award that is settled in cash, shall count against the Plan Limit.

(ii)                    To the extent that an Award terminates, expires or lapses for any reason without the delivery of Shares to a participant, then any Shares subject to the Award shall again be available for the grant of an Award pursuant to the Plan.  Any Shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall not be added back to the Plan Limit. Any Shares required to be repurchased by the Company (in order to effectuate forfeiture by way of the Repurchase Right, as defined in Section 6(a)(ii) hereof) prior to vesting at par value or for no consideration will again be available for Awards; provided, that in no event shall Shares repurchased by the Company using Stock Option exercise proceeds be added to the Plan Limit.  Notwithstanding the provisions of this Section 1.A.i(1)(a)(ii) hereof, no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(iii)                 Awards may be granted hereunder upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock (“Substitute Award”), it being understood that “Substitute Award” as used hereunder shall not include any Award granted in connection with the cancellation and repricing of a Stock Option or Stock Appreciation Right. To the extent permitted by applicable law or any exchange rule, Shares issued pursuant to any Substitute Award shall not be counted against the Plan Limit; provided, however, that Substitute Awards issued or intended as Incentive Stock Options shall be counted against the aggregate number of Incentive Stock Options available under the Plan.

(iv)               Shares delivered by the Company in settlement of Awards may be authorized and unissued, purchased on the open market or by private purchase or any combination of the foregoing.

(d)                              Rights With Respect to Shares.

(i)                                   A participant to whom Restricted Stock has been issued shall have prior to the expiration of the Restricted Period (as defined below) or the earlier repurchase of such Shares as herein provided, ownership of such Shares, including the right to vote the same and to receive dividends thereon, subject, however, to the options, restrictions and limitations imposed thereon pursuant hereto. The Company, in its discretion, may hold custody during the Restricted Period of any Shares of Restricted Stock.

(ii)                                A participant to whom Awards other than Restricted Stock are granted (and any person succeeding to such participant’s rights pursuant to the Plan) shall have no rights as a shareholder with respect to any Shares issuable pursuant thereto unless and until the participant becomes the record owner of such Shares. Except as provided in Section 4(h) and Section 16 hereof, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) the record date for which is prior to the date the participant becomes the record owner of such Shares.

(e)                              Negative Discretion. In determining the actual value of an individual Award conditioned on performance criteria, the Committee may, in its sole and absolute discretion, reduce or eliminate the actual value thereof, even if applicable performance criteria have been attained; provided, that following a Change in Control, this discretion shall not apply to Awards outstanding at the time of the Change in Control.

(f)                                 No Limit on Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Company or any subsidiary from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, shares, performance shares, performance units, stock appreciation rights, other types of equity-based awards (subject to shareholder approval if such approval is required) and cash awards, and such arrangements may be either generally applicable or applicable only in specific cases.

(g)                              Minimum Vesting Period.  All Awards shall be subject to a vesting requirement of at least one year (the “Minimum Vesting Period”); provided, however, that (i) up to 5% of the Plan Limit may be used for Awards without compliance with the Minimum Vesting Period (the “Excluded Awards”); (ii) no Awards to Non-Employee Directors shall be subject to the Minimum Vesting Period; and (iii) Awards to Non-Employee Directors shall not be attributed to the percentage of Excluded Awards calculated under clause (i) of this Section 4(g).

(h)                              Dividends and Dividend Equivalents.  In the sole and plenary discretion of the Committee, an Award may provide the participant with dividends or dividend equivalents, payable in cash, Shares, other securities, other Awards or other property (the “Dividend Payments”), on a deferred basis, on such terms and conditions as may be determined by the Committee in its sole and plenary discretion. Notwithstanding the foregoing, Dividend Payments, if any, shall be accumulated in respect of unearned Awards and paid as soon as administratively practicable, but no more than 60 days, after such Awards are earned (including after achievement of performance goals, if applicable) and become payable or distributable (and the right to any such accumulated Dividend Payments shall be forfeited upon the forfeiture of the Award to which such Dividend Payments relate).

5.                                    STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

The Committee may grant Stock Options to participants. Stock Options are rights to purchase Shares at a specified exercise price. The maximum number of Shares underlying Stock Options granted to any individual participant in any one calendar year shall not exceed 50,000. All Stock Options granted under the Plan shall be non-qualified Stock Options unless the applicable Award Agreement expressly states that the Stock Option is intended to be an Incentive Stock Option. Each Stock Option shall comply with the following terms and conditions:

(a)                              The per share exercise price shall not be less than the greater of (i) the Fair Market Value (defined below) per Share at the time of grant or (ii) the par value per Share. However, the exercise price of an Incentive Stock Option granted to a participant who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or of a subsidiary (a “Ten Percent Employee”) shall not be less than the greater of 110% of such Fair Market Value, or the par value per Share. “Fair Market Value” shall mean, except as otherwise provided in the applicable Award Agreement, (A) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (B) with respect to Shares as of any date, (1) the closing per-share sales price of the Shares (I) as reported by the New York Stock Exchange for such date or (II) if the Shares are listed on any other national stock exchange, as reported on the stock exchange composite tape for securities traded on such stock exchange for such date or, with respect to each of clauses (I) and (II), if there were no sales on such date, on the closest preceding date on which there were sales of Shares or (2) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee.

(b)                              The Committee shall initially determine the number of Shares to be subject to each Stock Option.

(c)                              The Stock Option shall not be transferable by the participant otherwise than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only by him.

(d)                              The Stock Option shall not be exercisable:

(i)                                   after the expiration of (A) ten years from the date it is granted or (B) five years from the date it is granted in the case of an Incentive Stock Option granted to a Ten Percent Employee and may be exercised during such period only at such time or times as the Committee may establish;

(ii)                                unless payment in full is made for the Shares being acquired thereunder at the time of exercise (including any Federal, state or local income or other taxes that the Committee determines are required to be withheld in respect of such shares), such payment shall be made (A) in United States dollars by cash or check, (B) by tendering to the Company Shares owned by the person exercising the Stock Option and having a Fair Market Value equal to the cash exercise price thereof, such Fair Market Value to be determined in such reasonable manner as may be provided for from time to time by the Committee or as may be required in order to comply with or to conform to the requirements of any applicable or relevant laws or regulations (including any Federal, state or local income or other taxes that the Committee determines are required to be withheld in respect of such shares), or (C) by a combination of United States dollars and Shares pursuant to (A) and (B) above or (D) by any other method (or combination of methods) approved by the Committee;

(iii)                             by participants who were employees of the Company or one of its subsidiaries at the time of the grant of the Stock Option unless such participant has been, at all times during the period beginning with the date of grant of the Stock Option and ending on the date three months prior to such exercise, an officer or employee of the Company or a subsidiary, or of a corporation, or a parent or subsidiary of a corporation, issuing or assuming the Stock Option in a transaction to which Section 424(a) of the Code is applicable, except that:

(A)                            if a participant shall cease to be an officer or employee of the Company or one of its subsidiaries solely by reason of a period of “Related Employment”, as defined in Section 11 hereof, the Committee, in its discretion, may permit such participant, during such period of Related Employment and for three months after such period has ended (but in no event after the Stock Option has expired under the provisions of Section 5(d)(i) hereof), exercise such Stock Option as if he continued to be such an officer or employee of the Company and its subsidiaries; or

(B)                            if such participant’s employment with the Company and its subsidiaries is terminated by the Company due to such participant’s disability as defined in Section 10 hereof he may, at any time within three years of such termination date (but in no event after the Stock Option has expired under the provisions of Section 5(d)(i) hereof), exercise the Stock Option with respect to (i) any Shares as to which he could have exercised the Stock Option on such termination date and (ii) if the Stock Option is not fully exercisable on such termination date, the number of additional Shares as to which the Stock Option would have become exercisable had he remained an employee through the next two dates on which additional Shares were scheduled to become exercisable under the Stock Option; or

(C)                           if a participant shall die while holding a Stock Option, his executors, administrators, heirs or distributees, as the case may be, at any time within one year after the date of such death (but in no event after the Stock Option has expired under the provisions of Section 5(d)(i) hereof), may exercise the Stock Option with respect to (i) any Shares as to which the decedent could have exercised the Stock Option at the time of his death, and (ii) if the Stock Option is not fully exercisable on the date of his death, the number of additional Shares as to which the Stock Option would have become exercisable had he remained an employee through the next two dates on which additional Shares were scheduled to become exercisable under the Stock Option; provided, however, that if his death occurs during the three-year period following a disability as described in Section 5(d)(iii)(B) hereof, the Stock Option shall not become exercisable as to any Shares in addition to those as to which the decedent could have exercised the Stock Option at the time of his death.

(e)                              The aggregate Fair Market Value of Shares (determined at the time of grant of the Stock Option pursuant to Section 5(a) hereof) with respect to which Incentive Stock Options granted to any participant under the Plan are exercisable for the first time by such participant during any calendar year may not exceed the maximum amount permitted under Section 422(d) of the Code at the time of the Award grant. In the event this limitation would be exceeded in any year, the participant may elect either (i) to defer to a succeeding year the date on which some or all of such Incentive Stock Options would first become exercisable or (ii) convert some or all of such Incentive Stock Options into non-qualified Stock Options.

(f)                                 The Committee may grant Stock Appreciation Rights to participants. A Stock Appreciation Right is a right to receive, without payment to the Company, the excess, if any, of the Fair Market Value of a Share at exercise over a fixed Share price set at the date of grant. The maximum number of Shares underlying Stock Appreciation Rights granted to any individual participant in any one calendar year shall not exceed 50,000. Each Stock Appreciation Right shall comply with the following terms and conditions:

(i)                                   The Stock Appreciation Right shall have an “exercise price” per subject Share of not less than the Fair Market Value per Share at the time of grant.

(ii)                                The Committee shall initially determine the number of Shares to be subject to each Stock Appreciation Right.

(iii)                             The Stock Appreciation Right shall not be transferable by the participant otherwise than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only by him.

(iv)                           A Stock Appreciation Right shall entitle the participant (or his executors, administrators, heirs or distributees) to receive from the Company upon exercise the excess, if any, of the Fair Market Value of one Share on the date of exercise over the exercise price designated by the Committee in the Stock Appreciation Right Award, multiplied by the number of Shares subject to the Stock Appreciation Right. The Committee shall be entitled to elect to settle the obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash, Shares with an aggregate Fair Market Value equal to the obligation or partly by the payment of cash and partly by the delivery of Shares. Any such election shall be made within 15 business days after the receipt by the Committee of written notice of the exercise of the Stock Appreciation Right. The Fair Market Value of a Share for this purpose shall be the Fair Market Value thereof on the last business day preceding the date of the election to exercise the Stock Appreciation Right, provided that if notice of such election is received by the Committee more than three business days after the date of such election (as such date of election is stated in the notice of election), the Committee may, but need not, determine the market value of a Share as of the day preceding the date on which the notice of election is received; and

(v)                              Subject to any modifications that may be specifically set forth in the Stock Appreciation Right Award grant, the limitations on exercise of Stock Appreciation Rights shall be identical to the limitations applicable to Stock Options as described above in Section 5(d) mutatis mutandis (other than Section 5(d)(ii) hereof, which is not applicable).

(g)                              Notwithstanding anything herein to the contrary, in the event a Change in Control as defined in Section 12(a) hereof occurs and within 24 months thereafter: (A) there is a “Termination Without Cause” (as defined in Section 13 hereof) of the employment of a participant; or (B) there is a “Constructive Termination” (as defined in Section 14 hereof), of the employment of a participant; or (C) there occurs an “Adverse Change in the Plan” (as defined in Section 15 hereof) in respect of a participant affecting any Award held by such participant and if the participant then holds a Stock Option or Stock Appreciation Right,

(i)                                   in the case of a Termination Without Cause or a Constructive Termination, the participant may exercise the entire Stock Option or Stock Appreciation Right, at any time within 30 days of such Termination Without Cause or such Constructive Termination (but in no event after the Stock Option or Stock Appreciation Right has expired under the provisions of Section (5)(d)(i) or Section 5(f)(v) hereof, as applicable), and

(ii)                                in the case of an Adverse Change in the Plan, the participant may exercise the entire Stock Option or Stock Appreciation Right at any time after such Adverse Change in the Plan in respect of him and prior to the date 30 days following any subsequent termination of employment as a result of a Termination Without Cause or a Constructive Termination (but in no event after the Stock Option or Stock Appreciation Right has expired under the provisions of Section (5)(d)(i) or Section 5(f)(v) hereof, as applicable).

(h)                              No fractional Shares shall be delivered upon the exercise of any Stock Option or Stock Appreciation Right, but in lieu thereof, a cash settlement shall be made.

6.                                    RESTRICTED STOCK AND RESTRICTED STOCK UNITS

The Committee may grant to participants Restricted Stock and/or Restricted Stock Unit Awards. The maximum number of Shares underlying Restricted Stock and Restricted Stock Unit Awards (excluding, for the avoidance of doubt, Performance Shares or Performance Units) granted to any individual participant in any one calendar year shall not exceed 25,000 (or, with respect to any Restricted Stock Unit Award denominated in cash, $25,000,000 measured as of the date of grant).

(a)                              Each Award of Restricted Stock shall comply with the following terms and conditions:

(i)                                   The Committee shall determine the number of Shares to be issued to a participant pursuant to the Award.

(ii)                                Shares issued may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution during the “Restricted Period”, defined as the period from the date on which an Award of Restricted Stock or Restricted Stock Units (as discussed in Section 6(b) below), as applicable, is granted until the Award vests in accordance with the terms established by the Committee or as the Committee shall otherwise determine. Restricted Stock may be subject to such restrictions and other terms and conditions as the Committee determines appropriate, including service-based or performance-based vesting requirements, during the applicable Restricted Period. Upon the expiration of the Restricted Period and the attainment of any other vesting criteria, (A) the restrictions set forth in the applicable Award Agreement shall be of no further force or effect, except as set forth in the Award Agreement, and (B) any dividends attributable to the Restricted Stock that may have been accumulated and withheld by the Committee shall be distributed to the participant in cash or in Shares having a Fair Market Value (on the date of distribution) equal to the amount of such dividends, upon the release of restrictions on such Share.

Any Shares of Restricted Stock that fail to vest upon the expiration of the Restricted Period for any reason or are canceled prior thereto pursuant to the Plan or the applicable Award Agreement shall be automatically repurchased by the Company in exchange for their aggregate par value in order to effectuate a forfeiture (in a manner intended to comply with the Companies Act 1981 (Bermuda)) as determined by the Company (the “Repurchase Right”) upon such termination of employment. For the avoidance of doubt, any rights to dividends that may have been accumulated or withheld during the Restricted Period in respect of the repurchased Shares shall terminate upon such termination of employment, without further action or obligation of the Company.

Certificates for Shares issued pursuant to Restricted Stock Awards shall bear an appropriate legend referring to the foregoing option and other restrictions. Any attempt to dispose of any such Shares in contravention of the foregoing Repurchase Right and other restrictions shall be null and void and without effect. If shares of Restricted Stock shall be repurchased pursuant to the Repurchase Right described above, the participant to whom the Award was granted, or in the event of his death after such option becomes exercisable, his executor or administrator, shall forthwith deliver to the Secretary of the Company any certificates for the Shares awarded to the participant, accompanied by such instruments of transfer, if any, as may reasonably be required by the Secretary of the Company.

(iii)                             Except as otherwise provided in a Restricted Stock Award Agreement or in Sections 6(a)(iv) or 6(a)(v) hereof, Restricted Stock shall be canceled if the participant’s continuous employment with the Company and its subsidiaries shall terminate for any reason prior to the end of expiration of the applicable Restricted Period, except by reason of a period of Related Employment, as defined in Section 11 hereof. For the avoidance of doubt, any rights to dividends that may have been accumulated or withheld during the Restricted Period in respect of any forfeited Restricted Stock shall terminate without further action or obligation of the Company.

(iv)                           If, during the Restricted Period, a participant who has been in the continuous employment of the Company or of a subsidiary shall die, or such participant’s employment shall become terminated due to such participant’s disability (as defined in Section 10 hereof), the option of the Company to repurchase (and any and all other restrictions on) all Shares awarded to him under such Award shall lapse and cease to be effective as of the date on which his death or termination of employment due to disability occurs.

(v)                              In the event within 24 months after a Change in Control as defined in Section 12(a) hereof and during the Restricted Period

(A)                            there is a Termination Without Cause, as defined in Section 13 hereof, of the employment of a participant;

(B)                            there is a Constructive Termination, as defined in Section 14 hereof, of the employment of a participant; or

(C)                           there occurs an Adverse Change in the Plan, as defined in Section 15 hereof, in respect of a participant,

then the Repurchase Right with respect to (and any and all other restrictions imposed by the Committee on) such participant’s Restricted Stock shall lapse and cease to be effective as of the date on which such event occurs.

(b)                              Each Award of Restricted Stock Units shall comply with the following terms and conditions:

(i)                                   The Committee shall determine the target number of Restricted Stock Units to be granted to a participant (or, if denominated in cash, the target cash value to be granted to a participant), which number shall be set forth in the applicable Award Agreement.

(ii)                                Each Restricted Stock Unit will represent one Share and the value of such Share shall be credited to a notional account maintained by the Company. No Shares shall be issued at the time an Award of Restricted Stock Units is made, and the Company will not be required to set aside a fund for the payment of any such Award.

(iii)                             Restricted Stock Units may be subject to such restrictions and other terms and conditions as the Committee determines appropriate, including service-based or performance-based vesting requirements, during the applicable Restricted Period. Unless otherwise provided by the Committee in an Award Agreement, upon the expiration of the Restricted Period and the attainment of any other vesting criteria established by the Committee, with respect to any outstanding Restricted Stock Units, the Company shall deliver to the participant, or his beneficiary (via book entry notation or, if applicable, in stock certificate form), one Share (or other securities, other property or cash, as applicable) for each such outstanding Restricted Stock Unit which has not then been forfeited and with respect to which the applicable restrictions have expired and any other such vesting criteria are attained.

(iv)                           Except as otherwise provided in a Restricted Stock Unit Award Agreement or in Sections 6(b)(v) or 6(b)(vi) hereof, Restricted Stock Units shall be canceled if the participant’s continuous employment with the Company and its subsidiaries shall terminate for any reason prior to the end of expiration of the applicable Restricted Period, except by reason of a period of Related Employment as defined in Section 11 hereof. For the avoidance of doubt, any Dividend Payments that may have been accumulated or withheld during the Restricted Period in respect of any forfeited Restricted Stock Units shall terminate without further action or obligation of the Company.

(v)                              If during the Restricted Period, a participant who has been in the continuous employment of the Company or of a subsidiary shall die, or such participant’s employment shall become terminated due to such participant’s disability (as defined in Section 10 hereof), the Restricted Period (and any and all other restrictions) shall lapse, and the participant shall be entitled to receive the Shares subject to the Award. For purposes of the foregoing calculation, any performance condition on the Restricted Stock Unit Award shall be deemed satisfied at the target level.

(vi)                           In the event within 24 months after a Change in Control as defined in Section 12(a) hereof and during the Restricted Period

(A)                            there is a Termination Without Cause, as defined in Section 13 hereof, of the employment of a participant;

(B)                            there is a Constructive Termination, as defined in Section 14 hereof, of the employment of a participant; or

(C)                           there occurs an Adverse Change in the Plan, as defined in Section 15 hereof, in respect of a participant,

any and all restrictions on such participant’s Restricted Stock Units shall lapse and cease to be effective as of the date on which such event occurs.

(vii)                        Unless payment is deferred in accordance with Section 409A of the Code, the Committee shall cause an amount equal to the value of the Restricted Stock Units earned by the participant to be paid to him or his beneficiary no later than 2-1/2 months after the end of the Company’s fiscal year in which such Restricted Stock Units are earned. Restricted Stock Units may be settled in cash, in Shares or partly in cash and partly in Shares as determined by the Committee. If a cash payment is made in lieu of delivering Shares, the amount of such payment shall be equal to the Fair Market Value of the Shares as of the date on which the applicable restrictions lapsed with respect to such Restricted Stock Units.

7.                                    PERFORMANCE SHARES

The grant of a Performance Share Award to a participant will entitle the participant to receive, without payment to the Company, all or part of a specified amount (the “Actual Value”) determined by the Committee, if and to the extent the terms and conditions specified herein and in the Award are satisfied. Payment in respect of an Award shall be made as provided in Section 7(h) hereof. Each Performance Share Award shall be subject to the following terms and conditions:

(a)                              The Committee shall determine the target number of Performance Shares to be granted to a participant and the duration of the award period applicable to such Performance Shares (“Award Period”). The maximum number of Shares underlying Performance Shares that may be granted to any individual participant for any single Award Period of one year or longer shall not exceed 25,000. Performance Share Awards may be granted in different classes or series having different terms and conditions.

(b)                              The Committee shall establish performance objectives (“Performance Objectives”) to be achieved within the Award Period.

(c)                              For each Performance Share Award, the Committee shall determine a percentage, of not less than 0% and not more than 200% (a “Performance Percentage”), reflecting the extent to which the Performance Objectives established for such Award have been achieved. The method for determining the applicable Performance Percentage shall also be established by the Committee.

(d)                              The Actual Value of a Performance Share Award shall be the product of (i) the target number of Performance Shares subject to the Performance Share Award, (ii) the Performance Percentage determined by the Committee for such Performance Share Award, and (iii) if and to the extent the Performance Share Award is settled in cash, the Fair Market Value of a Share on or about the date Actual Value is determined by the Committee.

(e)                              Except as otherwise determined by the Committee, a participant’s Performance Shares for an Award Period shall be canceled without any payment in respect thereof if the participant’s continuous service to the Company or a subsidiary shall terminate for any reason prior to the end of such Award Period, except by reason of a period of Related Employment as defined in Section 11 hereof, and except as otherwise specified in this Section 7(e) or in Section 7(f) hereof. If a participant’s employment shall terminate due to the participant’s death while in such employment, or by the Company (or its applicable subsidiary) due to the participant’s disability as described in Section 10 prior to the end of an Award Period, the Performance Shares for such Award Period shall be immediately canceled and he, or his legal representative, as the case may be, shall receive as soon as administratively feasible a payment in respect of such canceled Performance Shares equal to the product of (i) the target number of Performance Shares for such Award, (ii) if and to the extent the Performance Share Award is settled in cash, the Fair Market Value of a Share at the time of the death or termination of employment due to disability and (iii) a fraction, the numerator of which is equal to the number of years in the Award Period that have passed beginning as of the first day of the Award Period and ending on the date the death or termination of employment due to disability occurs (any partial year shall be treated as one full year), and the denominator of which is equal to the total number of years in the Award Period.

(f)                                 If within 24 months after a Change in Control as defined in Section 12(a) hereof:

(i)                                   there is a Termination Without Cause, as defined in Section 13 hereof, of the employment of a participant;

(ii)                                there is a Constructive Termination, as defined in Section 14 hereof, of the employment of a participant; or

(iii)                             there occurs an Adverse Change in the Plan, as defined in Section 15 hereof, in respect of a participant (any such occurrence under the above clauses (i), (ii) or (iii), a “Trigger Event”), then each Performance Share Award of the affected participant then outstanding shall be canceled, and in respect of each Performance Share Award of such participant that was outstanding on the date of the Change of Control (each, whether or not still outstanding at the time of the Trigger Event, an “Applicable Performance Share Award”), such participant shall be entitled to receive cash payments in the amounts calculated in Section 7(f)(A), (B) and (C) below:

(A)                            For each Applicable Performance Share Award where the Trigger Event has occurred after the end of its Award Period, an amount equal to the excess over any amounts previously paid with respect to or in connection with such Award, of:

the product of:

(i)  the target number of Performance Shares, multiplied by

(ii)  a Performance Percentage of 200% (or such lesser percentage determined by the Committee in its sole and absolute discretion prior to the Change in Control, but in no event lower than the applicable Floor Percentage), multiplied by

(iii)  the greater of (a) the market value of a Share immediately prior to the Change in Control and (b) the market value, if any, of a Share on the date the applicable Trigger Event occurs (such value, the “Applicable Share Value”).

“Floor Percentage” means a Performance Percentage determined by the Committee immediately prior to a Change in Control for each then outstanding Performance Share Award and related Award Period based on the extent to which the applicable Performance

Objectives were being achieved to the date of the Change in Control, taking into account the Committee’s estimation of the impact of the Change in Control transaction.

(B)                            For each Applicable Performance Share Award where the Trigger Event has occurred prior to the end of its Award Period (each, an “Open Period Award”), an amount equal to the product of:

(i)  the target number of Performance Shares, multiplied by

(ii)  the Pre-Trigger Percentage (determined below), multiplied by

(iii)  a Performance Percentage of 200% (or such lesser percentage determined by the Committee in its sole and absolute discretion prior to the Change in Control, but in no event lower than the applicable Floor Percentage), multiplied by

(iv)  the Applicable Share Value.

“Pre-Trigger Percentage” means a percentage (a) the numerator of which is the number of months elapsed between the first day of the applicable Award Period and the end of the month in which the Trigger Event occurred and (b) the denominator of which is the total number of months in the Award Period.

(C)                           For each Open Period Award, an additional amount equal to the product of:

(i)  the target number of Performance Shares, multiplied by

(ii)  100% minus the Pre-Trigger Percentage, multiplied by

(iii)  a Performance Percentage equal to the greater of (x) 200% (or such lesser percentage determined by the Committee in its sole and absolute discretion prior to the Change in Control, but in no event lower than the applicable Floor Percentage) and (y) the Performance Percentage specified by the Committee (or other committee which performs duties comparable to the Committee) for such Award Period at the time of the Trigger Event, multiplied by

(iv)  the Applicable Share Value.

(g)                              Except as otherwise provided in Section 7(f) hereof, as soon as practicable after the end of the Award Period or such earlier date as the Committee in its sole discretion may designate, the Committee shall (i) determine, based on the extent to which the applicable Performance Objectives have been achieved, the Performance Percentage applicable to an Award of Performance Shares, (ii) calculate the Actual Value of the Performance Share Award and (iii) subject to Section 7(h) hereof, cause an amount equal to the Actual Value of the Performance Shares earned by the participant to be paid to the participant or his beneficiary.

(h)                              Unless payment is deferred in accordance with an election made by the participant in accordance with procedures adopted by the Company or its subsidiaries, payment of any amount in respect of the Performance Shares shall be made by the Company no later than 2 1/2 months after the end of the Company’s fiscal year in which such Performance Shares are earned (or such earlier date as is necessary for such Award to be exempt from Section 409A of the Code), and, except as specified otherwise in Section 7(f) hereof, may be made in cash, in Shares or partly in cash and partly in Shares, as determined by the Committee.

8.                                    PERFORMANCE UNITS

The grant of a Performance Unit Award to a participant will entitle the participant to receive, without payment to the Company, all or part of a specified amount (the “Earned Value”) determined by the Committee, if and to the extent the terms and conditions specified herein and in the Award are satisfied. Payment in respect of a Performance Unit Award shall be made as provided in Section 8(h) hereof. Each Performance Unit Award shall be subject to the following terms and conditions:

(a)                              The Committee shall determine (i) the initial value of each Performance Unit to be granted to a participant (the “Initial Value”), (ii) any growth factor applicable to the value of such Performance Units (the “Growth Factor”), (ii) the target number of such Performance Units to be granted, and (iii) the duration of the award period applicable to such Performance Units (the “Award Period”). The maximum Earned Value to which any individual participant shall be entitled in respect of Performance Unit Awards granted in any single year shall not exceed $25,000,000. Performance Unit Awards may be granted in different classes or series having different terms and conditions.

(b)                              The Committee shall establish performance objectives (“Performance Objectives”) to be achieved within the Award Period.

(c)                              For each Performance Unit Award, the Committee shall determine a percentage (the “Performance Percentage”), of not less than 0% and not more than 200%, reflecting the extent to which the Performance Objectives established for such Award have been achieved. The method for determining the applicable Performance Percentage shall also be established by the Committee.

(d)                              The Earned Value of a Performance Unit Award shall be the product of (i) the target number of Performance Units subject to the Performance Unit Award, (ii) the Performance Percentage applicable to the Performance Unit Award and (iii) the Value (as determined below) of a Performance Unit subject to the Performance Unit Award on or about the date Earned Value is determined by the Committee. The “Value” of a Performance Unit shall be determined by multiplying the Initial Value of the Performance Unit by the sum of (A) 100% and (B) any Growth Factor applicable to such Performance Unit as specified in the Award Agreement over the Award Period (or such earlier date as required by the Plan or the Award Agreement), as determined in good faith by the Committee.

(e)                              Except as otherwise determined by the Committee, a participant’s Performance Units for an Award Period shall be canceled without any payment in respect thereof if the participant’s continuous service to the Company or any of its subsidiaries shall terminate for any reason prior to the end of such Award Period, except solely by reason of a period of Related Employment as defined in Section 11 hereof, and except as otherwise specified in this Section 8(e) or in Section 8(f) hereof. If a participant’s employment shall terminate due to the participant’s death while in such employment, or by the Company (or its applicable subsidiary) due to the participant’s disability as described in Section 10 hereof prior to the end of an Award Period, the Performance Units for such Award Period shall be immediately canceled and he, or his legal representative, as the case may be, shall receive as soon as administratively feasible a payment in respect of such canceled Performance Units equal to the product of (i) the target number of Performance Units for such Award, (ii) the Value of a Unit at the time of the death or termination of employment due to disability and (iii) a fraction, the numerator of which is equal to the number of years in the Award Period that have passed beginning as of the first day of the Award Period and ending on the date the death or termination of employment due to disability occurs (any partial year shall be treated as one full year), and the denominator of which is equal to the total number of years in the Award Period.

(f)                                 If within 24 months after a Change in Control as defined in Section 12(a) hereof, there occurs a Trigger Event, then each Performance Unit Award of the affected participant then outstanding shall be canceled, and in respect of each Performance Unit Award of such participant that was outstanding on the date of the Change of Control (each, whether or not still outstanding at the time of the Trigger Event, an “Applicable

Performance Unit Award”), such participant shall be entitled to receive cash payments in the amounts calculated in Section 8(f)(A), (B) and (C) below:

(A)                            For each Applicable Performance Unit Award where the Trigger Event has occurred after the end of its Award Period, an amount equal to the excess over any amounts previously paid with respect to or in connection with such Award, of:

the product of:

(i)  the target number of Performance Units, multiplied by

(ii)  a Performance Percentage of 200% (or such lesser percentage determined by the Committee in its sole and absolute discretion prior to the Change in Control, but in no event lower than the applicable Floor Percentage), multiplied by

(iii)  the greater of (a) the Value of a Unit immediately prior to the Change in Control and (b) the Value of a Unit on the date the applicable Trigger Event occurs (such value, the “Applicable Unit Value”).

“Floor Percentage” means a Performance Percentage determined by the Committee immediately prior to a Change in Control for each then outstanding Performance Unit Award and related Award Period based on the extent to which the applicable Performance Objectives were being achieved to the date of the Change in Control, taking into account the Committee’s estimation of the impact of the Change in Control transaction.

(B)                            For each Applicable Performance Unit Award where the Trigger Event has occurred prior to the end of its Award Period (each, an “Open Period Award”), an amount equal to the product of:

(i)  the target number of Performance Units, multiplied by

(ii)  the Pre-Trigger Percentage (determined below), multiplied by

(iii)  a Performance Percentage of 200% (or such lesser percentage determined by the Committee in its sole and absolute discretion prior to the Change in Control, but in no event lower than the applicable Floor Percentage), multiplied by

(iv)  the Applicable Unit Value.

“Pre-Trigger Percentage” means a percentage (a) the numerator of which is the number of months elapsed between the first day of the applicable Award Period and the end of the month in which the Trigger Event occurred and (b) the denominator of which is the total number of months in the Award Period.

(C)                          For each Open Period Award, an additional amount equal to the product of:

(i)  the target number of Performance Units, multiplied by

(ii)  100% minus the Pre-Trigger Percentage, multiplied by

(iii)  a Performance Percentage equal to the greater of (x) 200% (or such lesser percentage determined by the Committee in its sole and absolute discretion prior to the Change in Control, but in no event lower than the applicable Floor Percentage) and

(y)  the Performance Percentage specified by the Committee (or other committee which performs duties comparable to the Committee) for such Award Period at the time of the Trigger Event, multiplied by

(iv)  the Applicable Unit Value.

(g)                              Except as otherwise provided in Section 8(f) hereof, as soon as practicable after the end of the Award Period or such earlier date as the Committee in its sole discretion may designate, the Committee shall (i) determine, based on the extent to which the applicable Performance Objectives have been achieved, the Performance Percentage applicable to an Award of Performance Units, (ii) calculate the Earned Value of the Performance Unit Award and (iii) subject to Section 8(h) hereof, cause an amount equal to the Earned Value of the Performance Units earned by the participant to be paid to the participant or his beneficiary.

(h)                              Unless payment is deferred in accordance with an election made by the participant in accordance with procedures adopted by the Company or its subsidiaries, payment of any amount in respect of the Performance Units shall be made by the Company no later than 2 1/2 months after the end of the Company’s fiscal year in which such Performance Units are earned(or such earlier date as is necessary for such Award to be exempt from Section 409A of the Code), and, except as specified otherwise in Section 8(f) hereof, may be made in cash, in Shares or partly in cash and partly in Shares as determined by the Committee.

9.                                    OTHER INCENTIVE AWARDS

The Committee may issue under the Plan unrestricted Shares, rights to receive future grants of Awards, other Awards denominated in Shares (including performance shares, performance units or Stock Appreciation Rights), cash payments based in whole or in part on the value or future value of Shares, or other cash incentive awards, alone or in tandem with other Awards, in such amounts as the Committee shall from time to time determine (“Other Incentive Awards”). Each Other Incentive Award may be evidenced by an Award Agreement, which may include conditions, including the payment by the participant of the Fair Market Value of such Shares on the Date of Grant.

10.                            DISABILITY

For the purposes of this Plan, a participant shall be deemed to be “disabled” (or having a “disability”) if the Committee shall determine that the physical or mental condition of the participant is such as would entitle him to payment of long-term disability benefits under any disability plan of the Company or a subsidiary in which he is a participant. In the event that the timing of payments in respect of any Award that would otherwise be considered “deferred compensation” subject to Section 409A of the Code would be accelerated upon the occurrence of a disability (as defined in this Section 10), no such acceleration shall be permitted unless the disability also satisfies the definition of “Disability” pursuant to Section 409A of the Code.

11.                            RELATED EMPLOYMENT

For the purposes of this Plan, Related Employment shall mean the employment of a participant by an employer which is neither the Company nor a subsidiary provided: (i) such employment is undertaken by the participant and continued at the request of the Company, a subsidiary or the Committee; (ii) immediately prior to undertaking such employment, the participant was an employee or non-employee officer, director or consultant of the Company or a subsidiary, or was engaged in Related Employment as herein defined; and (iii) such employment is recognized by the Committee, in its sole discretion, as Related Employment for the purposes of this Section 11. The death or disability of a participant during a period of Related Employment as herein defined shall be treated, for purposes of this Plan, as if the death or onset of disability had occurred while the participant was an officer or employee of the Company. If, immediately prior to the undertaking of such Related Employment, the participant was a non-employee officer, director or consultant of the Company or a subsidiary, then references herein to the participant’s “employment” with the Company and its subsidiaries immediately prior to undertaking such Related Employment, or the cessation thereof, or terms of like import, shall be interpreted as the participant’s “services” with the Company and its subsidiaries, or the cessation thereof.

12.                            CHANGE IN CONTROL

(a)                              For purposes of this Plan, a “Change in Control” within the meaning of this Section 12(a) shall occur, subject to Section 12(c) hereof, if:

(i)                                   any person or group (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act), other than an underwriter temporarily holding Shares in connection with a public issuance thereof or an employee benefit plan of the Company or its affiliates, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of thirty-five percent (35%) or more of the Company’s then outstanding Shares;

(ii)                                the Continuing Directors, as defined in Section 12(c) hereof, cease for any reason to constitute a majority of the Board of the Company;

(iii)                             the business of the Company for which the participant’s services are principally performed is sold or transferred to an unaffiliated third party; or

(iv)                           all or substantially all of the business-related assets of the Company are sold or transferred to an unaffiliated third party.

(b)                              In all instances, a Change in Control shall not occur until consummation or effectiveness of a change of control of the Company within the meaning of Section 12(a) hereof, rather than upon the announcement, commencement, stockholder approval or other potential occurrence of any event or transaction that, if completed, would result in a change of control of the Company. Notwithstanding the foregoing, with respect to an Award that constitutes “deferred compensation” within the meaning of, and is subject to, Section 409A of the Code and the payment or settlement of the Award will accelerate upon a Change of Control, no event set forth herein will constitute a Change of Control for purposes of the Plan or any Award Agreement unless such event also constitutes a “change in ownership”, “change in effective control”, or “change in the ownership of a substantial portion of the Company’s assets” as defined under Section 409A of the Code.

(c)                              For the purposes of this Plan, “Continuing Director” shall mean a member of the Board (i) who is not an employee of the Company or its subsidiaries or a holder of, or an employee or an affiliate of an entity or group that holds, thirty-five percent (35%) or more of the Company’s Shares and (ii) who either was a member of the Board on December 31, 2017, or who subsequently became a director of the Company and whose election, or nomination for election, by the Company’s shareholders was approved by a vote of a majority of the Continuing Directors then on the Board (which term, for purposes of this definition, shall mean the whole Board and not any committee thereof). Any action, approval of which shall require the approval of a majority of the Continuing Directors, may be authorized by one Continuing Director, if he is the only Continuing Director on the Board, but no such action may be taken if there are not Continuing Directors on the Board.

(d)                              In the event of a Change in Control, the Committee as constituted immediately prior to the Change in Control shall determine the manner in which “market value” of Shares will be determined following the Change in Control.

13.                            TERMINATION WITHOUT CAUSE

For purposes of this Plan, “Termination Without Cause” shall mean a termination of the participant’s employment with the Company or a subsidiary by the Company or the subsidiary other than (a) for death or due to the participant’s disability as described in Section 10 or (b) for Cause. “Cause” shall mean (i) an act or omission by the participant that constitutes a felony or any crime involving moral turpitude; or (ii) willful gross negligence or willful gross misconduct by the participant in connection with his employment by the Company or by a subsidiary which causes, or is likely to cause, material loss or damage to the Company. In connection with a Change in Control as described in Section 12(a) hereof, (A) if the participant becomes an employee of a third party acquirer, the ultimate parent of the third party acquirer or any of its subsidiaries (the “Acquirer Group”), “Termination Without Cause” for that participant shall thereafter refer to his employment status with the Acquirer Group, (B) if the participant remains an employee of the Company or any of its subsidiaries following the Change in Control, “Termination Without Cause” will continue to refer to his employment status with the Company and its subsidiaries, and (C) if the participant is not offered employment with either the Acquirer Group or the Company and its subsidiaries (other than for Cause), he shall be deemed Terminated Without Cause.

14.                            CONSTRUCTIVE TERMINATION

“Constructive Termination” shall mean a termination of employment with the Company or a subsidiary at the initiative of the participant that the participant declares by prior written notice delivered to the Secretary of the Company to be a Constructive Termination by the Company or a subsidiary and which follows (a) a material decrease in his total compensation opportunity or (b) a material diminution in the authority, duties or responsibilities of his position with the result that the participant makes a determination in good faith that he cannot continue to carry out his job in substantially the same manner as it was intended to be carried out immediately before such diminution. Notwithstanding anything herein to the contrary, Constructive Termination shall not occur within the meaning of this Section 14 until and unless (i) the participant delivers such notice within 90 days following the initial existence of the circumstances giving rise to Constructive Termination, (ii) 30 days have elapsed from the date the Company receives such notice from the participant without the Company curing or causing to be cured the circumstances giving rise to Constructive Termination, and (iii) the participant’s effective date of resignation is no later than two years following the initial existence of the circumstances giving rise to the Constructive Termination (clauses (a) and (b) in the preceding sentence). For the avoidance of doubt, in connection with a Change in Control, (A) if the participant becomes an employee of an Acquirer Group, “Constructive Termination” for that participant shall thereafter refer to his employment status with the Acquirer Group, and (B) if the participant remains an employee of the Company or one of its subsidiaries following the Change in Control, “Constructive Termination” will continue to refer to his employment status with the Company and its subsidiaries.

15.                            ADVERSE CHANGE IN THE PLAN

An “Adverse Change in the Plan” shall mean

(a)                              amendment or termination of the Plan pursuant to Sections 20 or 21(a) hereof that materially diminishes or eliminates the value of Awards that may be granted under the Plan, either to individual participants or in the aggregate, unless there is substituted concurrently authority to grant long-term incentive awards of comparable value to individual participants in the Plan or in the aggregate, as the case may be; or

(b)                              in respect of any holder of an Award a material diminution in his rights held under such Award (except as may occur under the terms of the Award as originally granted) unless there is substituted concurrently a long-term incentive award with a value at least comparable to the loss in value attributable to such diminution in rights.

Notwithstanding anything herein to the contrary, in the event of a Change in Control as described in Section 12(a) hereof where, as a result of such transaction, a participant becomes an employee of the Acquirer Group, a member of the Acquirer Group may (but is not obligated to) formally assume the Company’s obligations to such participant under this Plan, or place the participant in a similar or like plan with no diminution of the value of the participant’s awards (as determined by the Committee in its sole and absolute discretion at the time of the Change in Control) in replacement of the participant’s outstanding awards under this Plan, and such actions, if any, shall not be deemed to be a “Adverse Change in the Plan.”

16.                            DILUTION AND OTHER ADJUSTMENTS

In the event of any change in the outstanding Shares of the Company by reason of any stock split, recapitalization, merger, consolidation, reorganization, combination or exchange of Shares, dividend (cash, stock, extraordinary or otherwise) or other similar event (including any transaction constituting a Change in Control), the Committee is hereby authorized in connection therewith to (i) make equitable adjustments in the terms and conditions of any Award, including an adjustment in the number or kind of Shares that may be issued under the Plan pursuant to Section 4, in the number or kind of Shares subject to, or the Stock Option or Stock Appreciation Right exercise price per share under, any outstanding Stock Option or Stock Appreciation Right, in the number or kind of Shares which have been awarded as Restricted Stock or in the Repurchase Right price at par value per share relating thereto, in the target number of Performance Shares or Performance Units that have been awarded to any participant, or in any measure of performance if the Committee shall determine, in its sole discretion, that such change is appropriate; (ii) provide for a cash payment to the holder of any Stock Option or Stock Appreciation Right in consideration for the cancelation of such Stock Option or Stock Appreciation Right in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Stock Option or Stock Appreciation Right over the aggregate exercise price of such Stock Option or Stock Appreciation Right if the Committee shall determine, in its sole discretion, that such provision is appropriate; (iii) cancel and terminate any Stock Option or Stock Appreciation Right having a per-Share exercise price equal to, or in excess of, the Fair Market Value of a Share subject to such Stock Option or Stock Appreciation Right without any payment or consideration therefor if the Committee shall determine, in its sole discretion, that such cancelation is appropriate; (iv) provide for the replacement of such Award with other rights, cash or property selected by the Committee in its sole discretion having an aggregate value (as determined by the Committee) not exceeding the amount that could have been attained upon the exercise of such Award or realization of the participant’s rights had such Award been currently exercisable or payable or fully vested; (v) provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares or other property and prices; or (vi) provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement.

17.                            DESIGNATION OF BENEFICIARY BY PARTICIPANT

A participant may name a beneficiary to receive any payment to which he may be entitled in respect of Performance Shares or Performance Units under the Plan in the event of his death, on a form to be provided by the Committee. A participant may change his beneficiary from time to time in the same manner. If no designated beneficiary is living on the date on which any amount becomes payable to a participant’s executors or administrators, the term “beneficiary” as used in the Plan shall include such person or persons.

18.                            MISCELLANEOUS PROVISIONS

(a)                              No Rights to Awards; No Right to Uniform Treatment.  No employee, director, consultant or other person shall have any claim or right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving an employee any right to be retained in the employ of the Company or any subsidiary. Neither the Company nor the Committee is obligated to treat eligible individuals, participants or any other persons uniformly.

(b)                              No Assignment or Transfer by Participant.  A participant’s rights and interest under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of a participant’s death), including but not limited to, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner and no such right or interest of any participant in the Plan shall be subject to any obligation or liability of such participant.

(c)                              Compliance with Law.  No Shares shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable Federal and state securities laws and Bermuda law.

(d)                              Tax Withholding.  The Company and its subsidiaries shall have the right to deduct from any payment made under the Plan any Federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to issue Shares upon exercise of a Stock Option, upon settlement of a Stock Appreciation Right, or upon payment of a Restricted Stock Unit, Performance Share, a Performance Unit or Other Incentive Award that the participant (or any beneficiary or person entitled to payment thereunder) pay to the Company, upon its demand, such amount as may be required by the Company for the purpose of satisfying any liability to withhold Federal, state or local income or other taxes. If the amount requested is not paid, the Company may refuse to issue Shares.

(e)                              No Trust or Fund Created.  The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan.

(f)                                 Acceptance of Award.  By accepting any Award or other benefit under the Plan, each participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

(g)                              No Section 83(b) Elections without Consent of Company.  No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election. If an Award recipient, in connection with the acquisition of Shares under the Plan or otherwise, is expressly permitted under the terms of the applicable Award Agreement or by such Committee action to make such an election and the participant makes the election, the participant shall notify the Committee of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or any other applicable provision.

(h)                              Notification of Disqualifying Dispositions.  If any participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) or any successor provision of the Code, such participant shall notify the Company of such disposition within ten days of such disposition.

(i)                                   Clawback/Forfeiture.  Each Award granted pursuant to the Plan shall be subject to the Company’s clawback and recoupment policies, as may be in effect from time to time, which may provide for the forfeiture of any compensation, gain or other value realized thereafter on the vesting, exercise or settlement of such Award, the sale or other transfer of such Award, or the sale of Shares acquired in respect of such Award, and the prompt repayment of such amounts to the Company. In addition, to the extent required by applicable law (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of the New York Stock Exchange or other securities exchange or inter-dealer quotation system on which the Shares are listed or quoted, or if so required pursuant to a written policy adopted by the Company, Awards shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into all outstanding Award Agreements). This Section 18(j) shall not be the Company’s exclusive remedy with respect to such matters.

(j)                                   Repricing.  Except as otherwise permitted under Section 16, if (i) the Committee reduces the exercise price of any Stock Option or Stock Appreciation Right, (ii) the Committee cancels any outstanding Stock Option or Stock Appreciation Right and replaces it with a new Stock Option or Stock Appreciation Right with a lower exercise price or other Award or cash in a manner which would either (A) be reportable on the Company’s proxy statement or Form 10-K (if applicable) as Stock Options which have been “repriced” (as such term is used in Item 402 of Regulation S-K promulgated under the Exchange Act), or (B) result in any “repricing” for financial statement reporting purposes (or otherwise cause the Award to fail to qualify for equity accounting treatment) or (iii) the Committee takes any other action which is considered a “repricing” for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation service on which the Shares are listed or quoted, then, in the case of the immediately preceding clauses (i) through (iii), any such action shall not be effective without shareholder approval.

(k)                              Severability. If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(l)                                   Titles and Headings; Gender; References to Law. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. Masculine pronouns and other words of masculine gender shall refer to both men and women. References to sections of the Code, the Exchange Act, the Securities Act of 1933, as amended (the “Securities Act”) or other statutes shall include any amendment or successor thereto, and any rules, regulations or other interpretative guidance under such statute.

(m)                         Obligations Binding on Successors; Divisional Sale.  The obligations of the Company under this Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. If a person who acquires a subsidiary or business unit agrees to fully assume the obligations of the Company under a participant’s outstanding Awards under the Plan or to replace them with similar or like awards with no diminution of value of the Awards, then the Company shall be released from its obligations to such Participant with respect to such Awards without the requirement of any action by or approval of the participant. If a person who acquires a subsidiary or business unit declines to assume or replace such obligations, the Company shall remain obligated under the Awards as provided in the Plan.

(n)                              Governing Law.  The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of Bermuda, without giving effect to the conflict of laws provisions thereof.

19.                            DEFERRAL OF AWARDS, SETTLEMENTS AND SECTION 409A AND 457A COMPLIANCE

(a)                              At the sole discretion of the Committee, the payment or settlement of an Award may be deferred by the Committee or the participant in accordance with procedures adopted by the Committee.  Notwithstanding the preceding sentence, if an Award is subject to Section 409A or 457A of the Internal Revenue Code of 1986, as amended (the “Code”), or the deferral of such Award or settlement causes the Award to be subject to Section 409A or 457A of the Code, any such deferral must comply (as determined by the Company) with Section 409A and 457A of the Code, as applicable, and the terms of the Plan and Award Agreement shall be interpreted consistent therewith.

(b)                              Notwithstanding any provision of the Plan or any Award Agreement to the contrary, each Award granted under the Plan either shall be excepted from the requirements of Section 409A or 457A of the Code, as applicable, or shall comply with the requirements of Section 409A or 457A of the Code, and the terms of the Plan and each Award Agreement shall be interpreted consistent therewith. An Award that is excepted from the requirements of Section 409A of the Code may not be amended or otherwise modified in such a manner that the Award becomes subject to Section 409A of the Code unless the Committee expressly provides that the amendment or modification is intended to subject the Award to the requirements of Section 409A of the Code and the amended or modified Award complies with such requirements. An Award that is subject to the requirements of Section 409A or 457A of the Code may not be amended or otherwise modified in such a manner that the Award no longer complies with Section 409A or 457A of the Code, as applicable (as determined by the Company), unless the Committee expressly provides that the amendment or modification is intended to be non-compliant with Section 409A or 457A of the Code, as applicable.

(c)                              Each participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such participant in connection with this Plan, including any taxes and penalties under Section 409A and 457A of the Code, as applicable, and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such participant or any beneficiary harmless from such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A or 457A of the Code, as applicable, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as a separate payment.

(d)                              Notwithstanding anything in the Plan to the contrary, if a participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments or deliveries in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code shall be made to such participant prior to the date that is six months after the date of such participant’s “separation from service” or, if earlier, the participant’s date of death. All such delayed payments or deliveries will be paid or delivered (without interest) in a single lump sum on the next available payroll date following the earliest date permitted under Section 409A of the Code.

20.                            AMENDMENT

(a)                              Subject to any applicable law or government regulation and to the rules of the New York Stock Exchange or any successor exchange or quotation system on which the Shares may be listed or quoted, the Plan may be amended at any time and from time to time by the Committee, but no amendment which increases the aggregate number of Shares which may be issued pursuant to the Plan or the class of persons eligible to participate shall be effective unless and until the same is approved by the shareholders of the Company. No amendment of the Plan shall materially and adversely affect any right of any participant with respect to any Award previously granted without such participant’s written consent, unless the Committee determines that such amendment is required in order for the Company, the Plan or the Award to satisfy any applicable law or regulation.

(b)                              The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award theretofore granted or any associated Award Agreement, prospectively or retroactively (including after a participant’s termination of employment or service with the Company and its subsidiaries); provided, however, that, except as set forth in the Plan, unless otherwise provided by the Committee in the applicable Award Agreement or unless the Committee determines that such either is required or advisable in order for the Company, the Plan or the Award to satisfy any applicable law or regulation, any such waiver, amendment, alteration, suspension, discontinuance, cancelation or termination that would materially and adversely impair the rights of any participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the applicable participant, holder or beneficiary.

21.                            TERMINATION

This Plan shall terminate upon the earlier of the following dates or events to occur:

(a)                              the adoption of a resolution of the Board terminating the Plan; or

(b)                              ten years from the date the Plan is initially or subsequently approved by the shareholders of the Company in accordance with Section 22 hereof.

No termination of the Plan shall alter or impair any of the rights or obligations of any person, without his consent, under any Award previously granted under the Plan.

22.                            SHAREHOLDER APPROVAL

The Plan shall be submitted to the shareholders of the Company for their approval. The Plan shall not be effective and no Award shall be made hereunder unless and until the Plan has been so approved by the shareholders in the manner required by the laws of Bermuda and the New York Stock Exchange.

As originally approved by the Board of Directors, September 4, 1985 and approved by the sole shareholder September 23, 1985. The Plan was amended by the Board of Directors on August 13, 1986. The Plan was further amended on February 15, 1995 and subsequently approved by shareholders on May 24, 1995. The Plan was further amended on May 21, 2001 and subsequently approved by shareholders on August 23, 2001. The Plan was further amended on May 18, 2003 and subsequently approved by shareholders on May 19, 2003. The Plan was further amended on February 23, 2005 and subsequently approved by the shareholders on May 19, 2005. The Plan was further amended on February 24, 2010 and subsequently approved by the shareholders on May 26, 2010. The Plan was further amended on February 28, 2013 and subsequently approved by the shareholders on May 23, 2013.

The Plan was further amended on February 28, 2019 [and subsequently approved by the shareholders on May 23, 2019]. With respect to Awards that were outstanding as of the date that shareholders approved such amendments, such Awards will remain subject to terms and conditions of the Plan that were in effect immediately prior to such approval.

MMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 received by 11:59 p.m., Eastern Time, on May 22, 2019. Online GIof ntoo welwewct.reonnviicsivoontrienpgo, rts.com/WTM delete QR code and control # or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/WTM Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Class I Directors to a term ending in 2022: ForWithhold For Withhold For Withhold 01 - Morgan W. Davis 02 - Peter M. Carlson 03 - David A. Tanner Election of Class II Director to a term ending in 2020: ForWithhold 04 - Lowndes A. Smith For Against Abstain For Against Abstain 2. Approval of the advisory resolution on executive compensation. 3. Approval of the Company’s amended and restated long-term incentive plan. 4. Approval of the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s Independent Registered Public Accounting Firm for 2019. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 P C F 4 0 8 2 7 0 02ZNTE MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4. 2019 Annual Meeting Proxy Card1234 5678 9012 345

q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Notice of the 2019 Annual Meeting of Shareholders G. Manning Rountree and Jennifer L. Moyer, or either of them, each with the full power of substitution, are hereby authorized to represent and vote all Common Shares of the undersigned at the 2019 Annual General Meeting of Members to be held Thursday, May 23, 2019, and at any adjournment thereof. Shares represented by this proxy will be voted by the proxy holders subject to any directions indicated on the reverse of this card. If no such directions are indicated, the proxy holders will have authority to vote FOR the election of all director nominees and FOR proposals 2, 3 and 4. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Change of Address — Please print new address below. Comments — Please print your comments below. + C Non-Voting Items White Mountains Insurance Group, Ltd. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/WTM

MMMMMMMMMMMM Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Class I Directors to a term ending in 2022: ForWithhold For Withhold For Withhold 01 - Morgan W. Davis 02 - Peter M. Carlson 03 - David A. Tanner Election of Class II Director to a term ending in 2020: ForWithhold 04 - Lowndes A. Smith ForAgainst Abstain ForAgainst Abstain 2. Approval of the advisory resolution on executive compensation. 3. Approval of the Company’s amended and restated long-term incentive plan. 4. Approval of the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s Independent Registered Public Accounting Firm for 2019. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 4 0 8 2 7 0 02ZNUE MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4. 2019 Annual Meeting Proxy Card

q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Notice of the 2019 Annual Meeting of Shareholders G. Manning Rountree and Jennifer L. Moyer, or either of them, each with the full power of substitution, are hereby authorized to represent and vote all Common Shares of the undersigned at the 2019 Annual General Meeting of Members to be held Thursday, May 23, 2019, and at any adjournment thereof. Shares represented by this proxy will be voted by the proxy holders subject to any directions indicated on the reverse of this card. If no such directions are indicated, the proxy holders will have authority to vote FOR the election of all director nominees and FOR proposals 2, 3 and 4. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) White Mountains Insurance Group, Ltd.